                                AMENDED AND RESTATED

                                  CREDIT AGREEMENT


                              Dated as of May 13, 1994,

                     Amending and Restating the Credit Agreement
                       Dated as of June 30, 1993, as amended,

                                        among


                                CERIDIAN CORPORATION,


                           BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION
                                      as Agent


                                         and


                   THE OTHER FINANCIAL INSTITUTIONS PARTIES HERETO

          Section                                                      Page


                                  TABLE OF CONTENTS


          Section                                                      Page

                                      ARTICLE I
                                     DEFINITIONS

           1.01   Defined Terms.........................................  1
           1.02   Other Interpretive Provisions......................... 20
                  (a)  Defined Terms.................................... 20
                  (b)  The Agreement.................................... 20
           1.03   Accounting Principles................................. 20

                                     ARTICLE II
                                     THE CREDITS

           2.01   Amount and Terms of Commitments....................... 20
                  (a)  The Loans........................................ 20
                  (b)  The Letters of Credit............................ 21
                  (c)  Participation; Old Letters of Credit............. 21
           2.02   Notes................................................. 21
           2.03   Procedure for Borrowing............................... 22
           2.04   Letter of Credit Requests............................. 23
           2.05   Extension Letters of Credit........................... 23
           2.06   Conversion and Continuation Elections................. 24
           2.07   Voluntary Termination or Reduction of Commitments..... 25
           2.08   Optional Prepayments.................................. 26
           2.09   Mandatory Prepayments of Credit Extensions; Cash
                  Collateral............................................ 26
                  (a)  Borrowing Base Compliance........................ 26
                  (b)  General.......................................... 26
           2.10   Repayment............................................. 26
           2.11   Repayment of Letter of Credit Drawings................ 27
           2.12   Default in Reimbursement of Issuing Bank.............. 28
           2.13   Interest.............................................. 29
           2.14   Fees.................................................. 30
                  (a)  Fees Payable to BofA and the Agent............... 30
                  (b)  Commitment Fees.................................. 30
                  (c)  Letter of Credit Fees............................ 30
                  (d)  Fees under the Existing Credit Agreement......... 31
           2.15   Computation of Fees and Interest...................... 31
           2.16   Payments by the Company............................... 32
           2.17   Payments by the Banks to the Agent.................... 32
           2.18   Sharing of Payments, Etc.............................. 33
           2.19   Pro Rata Treatment.  ................................. 34



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





          Section                                                      Page


                                     ARTICLE III
                       TAXES, YIELD PROTECTION AND ILLEGALITY

           3.01   Taxes................................................. 34
           3.02   Illegality............................................ 36
           3.03   Increased Costs and Reduction of Return............... 37
           3.04   Funding Losses........................................ 38
           3.05   Inability to Determine Rates.......................... 38
           3.06   Substitution of Banks................................. 39
           3.07   Survival.............................................. 39

                                     ARTICLE IV
                                CONDITIONS PRECEDENT

           4.01   Conditions of Initial Loans........................... 39
                  (a)  Amended and Restated Credit Agreement............ 39
                  (b)  Notes............................................ 39
                  (c)  Consent by Arbitron.............................. 39
                  (d)  Borrowing Base Certificate....................... 39
                  (e)  Resolutions; Incumbency.......................... 39
                  (f)  Articles of Incorporation; By-laws............... 40
                  (g)  Opinion of Counsel to the Company and Arbitron... 40
                  (h)  Payment of Fees and Expenses..................... 40
                  (i)  Termination of Security Interests................ 40
                  (j)  Other Documents.................................. 40
           4.02   Conditions to All Credit Extensions................... 40
                  (a)  Notice of Borrowing or Continuation/Conversion... 40
                  (b)  Letter of Credit Request......................... 41
                  (c)  Continuation of Representations and Warranties... 41
                  (d)  No Existing Default.............................. 41

                                      ARTICLE V
                           REPRESENTATIONS AND WARRANTIES

           5.01   Corporate Existence and Power......................... 41
           5.02   Corporate Authorization; No Contravention............. 42
           5.03   Governmental Authorization............................ 43
           5.04   Binding Effect........................................ 43
           5.05   Litigation............................................ 43
           5.06   No Default............................................ 43
           5.07   ERISA Compliance...................................... 44
           5.08   Title to Properties................................... 45
           5.09   Taxes................................................. 45
           5.10   Financial Condition................................... 45
           5.11   Environmental Matters................................. 45
           5.12   Regulated Entities.................................... 46
           5.13   No Burdensome Restrictions............................ 46


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                                         iii

          Section                                                      Page


           5.14   Solvency.............................................. 46
           5.15   Labor Relations....................................... 46
           5.16   Copyrights, Patents, Trademarks and Licenses, etc..... 46
           5.17   Subsidiaries.......................................... 47
           5.18   Insurance............................................. 47
           5.19   Full Disclosure....................................... 47

                                     ARTICLE VI
                                AFFIRMATIVE COVENANTS

           6.01   Financial Statements.................................. 47
           6.02   Certificates; Other Information....................... 48
           6.03   Notices............................................... 49
           6.04   Preservation of Corporate Existence, Etc.............. 50
           6.05   Maintenance of Property............................... 51
           6.06   Insurance............................................. 51
           6.07   Payment of Obligations................................ 51
           6.08   Compliance with Laws.................................. 52
           6.09   Inspection of Property and Books and Records.......... 52
           6.10   Environmental Laws.................................... 52
           6.11   Use of Proceeds....................................... 52
           6.12   Further Assurances.................................... 52

                                     ARTICLE VII
                                 NEGATIVE COVENANTS

           7.01   Limitation on Liens................................... 53
           7.02   Mergers, Consolidations and Dispositions of Assets.... 54
           7.03   Loans and Investments................................. 56
           7.04   Limitation on Indebtedness............................ 57
           7.05   Contingent Obligations................................ 57
           7.06   Use of Proceeds....................................... 57
           7.07   Compliance with ERISA................................. 58
           7.08   Lease Obligations..................................... 58
           7.09   Restricted Payments................................... 58
           7.10   Consolidated Net Worth................................ 59
           7.11   EBIT.................................................. 59
           7.12   Fixed Charge Coverage Ratio........................... 59
           7.13   Change in Business.................................... 59
           7.14   Change in Structure................................... 59
           7.15   Accounting Changes; Designation of Material Subsidiaries 60
           7.16   Contracts of Subsidiaries............................. 60







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





          Section                                                      Page


                                    ARTICLE VIII
                                  EVENTS OF DEFAULT

           8.01   Event of Default...................................... 60
                  (a)  Non-Payment...................................... 60
                  (b)  Representation or Warranty....................... 60
                  (c)  Specific Defaults................................ 60
                  (d)  Other Defaults................................... 60
                  (e)  Cross-Default.................................... 61
                  (f)  Insolvency; Voluntary Proceedings................ 61
                  (g)  Involuntary Proceedings.......................... 61
                  (h)  ERISA............................................ 62
                  (i)  Monetary Judgments............................... 62
                  (j)  Ownership........................................ 63
                  (k)  Guarantor Defaults............................... 63
           8.02   Remedies.............................................. 63
           8.03   Rights Not Exclusive.................................. 64

                                     ARTICLE IX
                                      THE AGENT

           9.01   Appointment and Authorization......................... 64
           9.02   Delegation of Duties.................................. 64
           9.03   Liability of Agent.................................... 64
           9.04   Reliance by Agent..................................... 65
           9.05   Notice of Default..................................... 65
           9.06   Credit Decision....................................... 66
           9.07   Indemnification....................................... 66
           9.08   Agent in Individual Capacity.......................... 67
           9.09   Successor Agent....................................... 67
           9.10   Collateral Matters.................................... 68

                                      ARTICLE X
                                    MISCELLANEOUS

           10.01  Amendments and Waivers................................ 68
           10.02  Notices............................................... 69
           10.03  No Waiver; Cumulative Remedies........................ 69
           10.04  Costs and Expenses.................................... 69
           10.05  Indemnity............................................. 70
                  (a)  General Indemnity................................ 70
                  (b)  Survival; Defense................................ 71
           10.06  Marshalling; Payments Set Aside....................... 71
           10.07  Successors and Assigns................................ 71
           10.08  Assignments, Participations, etc...................... 71
           10.09  Set-off............................................... 74
           10.10  Automatic Debits of Fees.............................. 74


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                                          v

          Section                                                      Page


           10.11  Notification of Addresses, Lending Offices, Etc....... 74
           10.12  Counterparts.......................................... 74
           10.13  Severability.......................................... 75
           10.14  No Third Parties Benefited............................ 75
           10.15  Time.................................................. 75
           10.16  Governing Law and Jurisdiction........................ 75
           10.17  Waiver of Jury Trial.................................. 75
           10.18  Entire Agreement...................................... 76
           10.19  Interpretation........................................ 76
           10.20  Term of Agreement..................................... 76
           10.21  Foreign Currency Conversion........................... 76

                                      SCHEDULES

          Schedule 1.01(a)   Material Subsidiaries Other than Arbitron
          Schedule 1.01(b)   Old Letters of Credit
          Schedule 2.01      Bank Commitments and Percentages
          Schedule 5.05      Litigation
          Schedule 5.07      ERISA Plans and Disclosures
          Schedule 5.10      Contingent Obligations and Partnerships
          Schedule 5.11      Environmental Matters
          Schedule 5.17      Subsidiaries and other Equity Investments
          Schedule 7.02      Dispositions of Assets Scheduled as of Closing
                             Date


                                      EXHIBITS

          Exhibit A     Borrowing Base Certificate
          Exhibit B     Compliance Certificate
          Exhibit C     Guaranty
          Exhibit D     Letter of Credit Application
          Exhibit E     Note
          Exhibit F     Notice of Borrowing
          Exhibit G     Notice of Conversion/Continuation
          Exhibit H     Opinion of Counsel to Company













          N:\CERIDIAN\94CREDIT

                                AMENDED AND RESTATED
                                  CREDIT AGREEMENT


               This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of May 13, 1994, among Ceridian Corporation, a Delaware corporation (the "Company"), the several financial institutions party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as agent for the Banks.

               WHEREAS, the Company, the Banks and the Agent are parties to that certain Credit Agreement dated as of June 30, 1993, as amended (the "Existing Credit Agreement"); and

               WHEREAS, the parties to the Existing Credit Agreement desire to amend certain terms of the Existing Credit Agreement;

               NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the Company, the Banks and the Agent hereby agree that the Existing Credit Agreement shall, effective as of the Closing Date, be amended and restated in its entirety as follows:

                                      ARTICLE I
                                     DEFINITIONS

               1.01  Defined Terms.    In  addition to  the  terms  defined
          elsewhere in this Agreement, the following terms have the following meanings:

                     "Account Receivable" means any right to the payment of
               money now owned or hereafter acquired by the Company arising from the sale or lease of goods, the performance of services or the licensing of software or other property, whether due or to become due and whether or not earned by performance, whether categorized as an account, a contract right, chattel paper, an instrument or a general intangible and whether evidenced by promissory notes, open account records or otherwise.

                     "Account Receivable Debtor"  means the  Person who  is
               obligated on an Account Receivable.

                     "Acquisition"  means  any  transaction  or  series  of
               related transactions  for the  purpose  of or  resulting  in
               (a) the acquisition, directly or indirectly, of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisi tion, directly or indirectly, of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary of the Company, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the Company) provided that the Company or the Company's Subsidiary is the surviving entity.

                     "Affected  Bank"   has   the  meaning   specified   in
               Section 3.06.

                     "Affiliate" means, as to any Person, any other  Person
               which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 15% or more of the voting equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person.

                     "Agent" means BofA  in its capacity  as agent for  the
               Banks hereunder, and any successor agent.

                     "Agent-Related Persons" means  BofA and any  successor
               agent arising under Section 9.09, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                     "Agent's  Payment  Office"   means  the  address   for
               payments set forth on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 10.02.

                     "Aggregate Commitment" means the combined  Commitments
               of the Banks, in the initial amount of Thirty-Five Million Dollars ($35,000,000), as such amount may be reduced from time to time pursuant to this Agreement.

                     "Agreement" means  this  Amended and  Restated  Credit
               Agreement, as amended from time to time in accordance with the terms hereof.

                     "Applicable Margin" means

                          (i) with respect to Base Rate Loans, 0%; and

                         (ii) with respect to Offshore Rate Loans, 1.20%.

                     "Arbitron" means  The  Arbitron  Company,  a  Maryland
               corporation and a Wholly-Owned Subsidiary.

                     "Arranger" means BA Securities, Inc.

                     "Assignee" has  the  meaning specified  in  subsection
               10.08(a).

                     "Attorney Costs"  means  and  includes  all  fees  and
               disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                     "Bank"  (i)   has  the   meaning  specified   in   the
               introductory clause hereto and (ii) also includes any financial institution becoming a party hereto by execution of an assignment and acceptance agreement in accordance with
               Section 10.08.

                     "Bank Affiliate" means a  Person engaged primarily  in
               the business of commercial banking and that is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary.

                     "Bankruptcy Code" means the Federal Bankruptcy  Reform
               Act of 1978 (12 U.S.C. S 101, et seq.).

                     "Base Rate" means the higher of:

                         (a) the rate of interest publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

                         (b)  0.50% per  annum  above  the  latest  Federal
                     Funds Rate.

                     Any change  in the  reference rate  announced by  BofA
               shall take effect at the opening of business on the day specified in the public announcement of such change.

                     "Base Rate  Loan" means  a  Loan that  bears  interest
               based on the Base Rate.

                     "BofA"  means  Bank  of  America  National  Trust  and
               Savings Association, a national banking association.

                     "Borrowing" means a borrowing hereunder consisting  of
               Loans made to the Company on the same day by the Banks pursuant to Article II.

                     "Borrowing Base" means  the amount  equal to  seventy-
               five percent (75%) of Eligible Accounts Receivable plus the amount of cash or Cash Equivalents delivered to the Agent as collateral pursuant to Section 2.09(a). For purposes of this definition, Eligible Accounts Receivable (i) shall be computed as of the most recent Borrowing Base Certificate furnished by the Company to the Agent and (ii) shall be measured by the book value of the Eligible Accounts Receivable minus all offsets, counterclaims and defenses which are, or would be, in accordance with the Company's customary practices, recognized by the issuance of a credit memo.

                     "Borrowing Base  Certificate" means  a certificate  in
               the form attached hereto as Exhibit A, as the same may be amended, modified or supplemented from time to time.

                     "Business Day" means  any day other  than a  Saturday,
               Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                     "Capital Adequacy  Regulation"  means  any  guideline,
               request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                     "Capital Expenditures"  means,  for  any  period,  the
               aggregate of all expenditures by the Company and its Subsidiaries for the acquisition of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) as shown in the Company's consolidated statements of cash flow for such period in accordance with GAAP.

                     "Capital Lease"  has  the  meaning  specified  in  the
               definition of Capital Lease Obligations.

                     "Capital  Lease   Obligations"  means   all   monetary
               obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

                     "Cash Equivalents" means:

                         (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than six months from the date of acquisition;

                         (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six months, issued by any Bank, or by any U.S.

                     commercial or investment bank or broker having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc.;

                         (c) commercial paper or promissory note of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than three months.

                     "Closing Date" means the date on which all  conditions
               precedent set forth in Section 4.01 are satisfied or waived by all Banks.

                     "Co-Applicant" means, with  respect to  any Letter  of
               Credit, a Subsidiary of the Company which together with the Company signs a Letter of Credit Application.

                     "Code" means the  Internal Revenue Code  of 1986,  and
               regulations promulgated thereunder.

                     "Commitment" means, (a) as to each Bank executing this
               Agreement on the Closing Date, its commitment to extend credit to the Company in the amount set opposite its name on
               Schedule 2.01 (as such amount may be reduced from time to time in accordance with Section 2.07 or Section 10.08) and
               (b) as to each financial institution becoming a Bank hereunder pursuant to Section 10.08, its commitment to extend credit in the amount agreed upon in the assignment and acceptance agreement entered into by it in accordance with Section 10.08.

                     "Commitment Percentage"  means, as  to any  Bank,  the
               percentage derived by dividing such Bank's Commitment by the Aggregate Commitment.

                     "Compliance Certificate" means a certificate delivered
               to the Agent by the Company pursuant to Section 6.02(a), substantially in the form of Exhibit B.

                     "Consolidated Fixed Charges" means,  at any time,  (a)
               Consolidated Interest Expense for the four fiscal quarters ending on or before the date of determination plus
               (b) Current Maturities of Long Term Debt measured as of the last day of the fiscal quarter ending on or before the date of determination (but excluding principal payable under the Loan Documents), as determined in accordance with GAAP.

                     "Consolidated  Net  Income  (Loss)"  means,  for   any
               period, all amounts which would, in accordance with GAAP, be included in net income (loss) on the consolidated income statement of the Company and its Subsidiaries for such period.

                     "Consolidated Interest Expense" means, for any period,
               gross consolidated interest expense for such period (including all commissions, discounts, fees and other charges in connection with Letters of Credit) for the Company and its Subsidiaries.

                     "Consolidated Net  Worth"  means, at  any  time,  with
               respect to the Company and its Subsidiaries shareholders' equity on the date of determination as determined in accordance with GAAP (except that the effects of direct charges or credits to shareholders' equity related to accounting for pensions ("FAS 87") and foreign currency translation ("FAS 52") are to be disregarded), including, without duplication, 100% of the net proceeds from the issuance of the Preferred Stock.

                     "Contingent Obligation" means,  as to  the Company  or
               any of its Subsidiaries, (a) any Guaranty Obligation of that Person; (b) any reimbursement obligation of that Person with respect to a standby letter of credit, surety bond, banker's acceptance or similar instrument; (c) any obligation of that Person to purchase any materials, supplies or other property from, or to obtain the services of, another Person (other than the Company or one of its Subsidiaries) if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; and (d) all Indebtedness (other than that of the Company or any of its Subsidiaries) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by the Company or any such Subsidiary; but in all events excluding obligations of the type described in clauses (a) through (d) above to the extent that reserves or liabilities have been established therefor in the Company's consolidated financial statements.

                     "Contractual Obligations" means, as to any Person, any
               provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                     "Controlled Group" means the  Company and all  Persons
               (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to

               Section 414(b), (c), (m) or (o) of the Code.

                     "Conversion Date" means any date on which the  Company
               elects to convert a Base Rate Loan to an Offshore Rate Loan or to convert an Offshore Rate Loan to a Base Rate Loan.

                     "Credit Extension" means a Borrowing, a continuance or
               conversion of Loans or the issuance of or purchase of a participation under Section 2.01(c) in a Letter of Credit.

                     "Credit Extension  Date" means  the  date on  which  a
               Credit Extension is made.

                     "Current Maturities  of  Long  Term  Debt"  means  the
               principal portion of any Indebtedness with a maturity date in excess of one year that is due within the next 12 months.

                     "Default" means any event or circumstance which,  with
               the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                     "Disposition" means (i) the sale, lease, conveyance or
               other disposition of property, other than sales or other dispositions expressly permitted under Section 7.02 and
               (ii) the sale or transfer by the Company or any Subsidiary of the Company of any equity securities issued by any Subsidiary of the Company and held by such transferor Person.

                     "Dollars", "dollars" and "$" each mean lawful money of
               the United States.

                     "Domestic Lending Office" means, with respect to  each
               Bank, the office of that Bank designated as such in the signature pages hereto or such other office of the Bank as it may from time to time specify to the Company and the Agent.

                     "EBIT" means, for any period, for the Company and  its
               Subsidiaries determined in accordance with GAAP, the sum  of
               (a) Consolidated Net Income (Loss), plus (b) Consolidated Interest Expense, plus (c) provision for income taxes to the extent included in the determination of Consolidated Net Income (Loss), plus (d) Restructure Loss, minus (e) interest income, and minus (f) Restructure Gain, all determined on a consolidated basis for the Company and its Subsidiaries; provided, however, that Consolidated Net Income (Loss) shall be computed for these purposes without giving effect to extraordinary losses or gains or losses or gains from discontinued operations.

                     "EBITDA" means, for  any period, for  the Company  and
               its Subsidiaries  on  a consolidated  basis,  determined  in
               accordance   with   GAAP,   the   sum   of   (a) EBIT   and
               (b) depreciation and amortization expenses.

                     "Eligible  Account   Receivable"  means   an   Account
               Receivable:

                         (a)  arising from the sale or lease of goods,  the
                     performance of services or the licensing of software or other property in the Ordinary Course of Business by the Company, Arbitron or any Wholly-Owned Subsidiary which is incorporated in the United States (provided that any such Wholly-Owned Subsidiary shall have first executed and delivered a Guaranty, together with satisfactory board of directors resolutions and incumbency certificate from the Guarantor which has issued such Guaranty);

                         (b) upon which the Company's or Arbitron's or any such Wholly-Owned Subsidiary's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever;

                         (c)  that  is  a  valid  and  legally  enforceable
                     obligation   of   the   Account   Receivable    Debtor
                     thereunder;

                         (d) owned by the Company, Arbitron or any such Wholly-Owned Subsidiary and not subject to any right, claim or interest of another;

                         (e) that does not arise from a sale or lease to, performance of services for, or license of software or other property to the Company, an Affiliate, an employee of the Company or one of its Subsidiaries;

                         (f) that is payable in dollars and is not the obligation of an Account Receivable Debtor located in a foreign country unless such Account Receivable is supported by a letter of credit in an amount acceptable to the Agent and issued by a Bank acceptable to the Agent;

                         (g) that would not, when aggregated with all other Eligible Accounts Receivable from the same non-U.S. government Account Receivable Debtor and its Affiliates known to the Company cause the aggregate amount of Eligible Accounts Receivable of such non-U.S. government Account Receivable Debtor and its Affiliates to exceed ten percent (10%) of the total amount of Eligible Accounts Receivable;

                         (h) that does not represent a progress payment on a product delivery or performance contract unless the Company, Arbitron or any such Wholly-Owned Subsidiary has completed its delivery and/or performance thereunder (other than ongoing warranty obligations that continue after such final delivery or performance);

                         (i) that is not owing by any Account Receivable Debtor whose obligations the Agent shall have notified the Company in writing are not deemed to constitute Eligible Accounts Receivable;

                         (j) that is otherwise acceptable to the Majority Banks; and

                         (k)  that is not in default.

                     For purposes  of  clause (k) of  this  definition,  an
               Account Receivable shall be deemed to be in default upon the occurrence of any of the following: (x) the Account Receivable is more than sixty (60) days past due; or (y) any Account Receivable Debtor obligated upon such Account Receivable suspends business or makes a general assignment for the benefit of creditors, or any petition is filed by or against any Account Receivable Debtor obligated upon such Account Receivable under any bankruptcy law or any other law for the relief of debtors.

                     "Eligible  Assignee"  means   (i) a  commercial  bank
               organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) any Bank Affiliate.

                     "Environmental  Claims"  means  all  claims,   however
               asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the alleged or actual presence, placement, migration, spillage, leakage, disposal, discharge, emission or release of any Hazardous

               Material at, in, or from property, whether or not owned by the Company, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                     "Environmental Laws" means all federal, state or local
               laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations, registration requirements and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental and land use matters or health and safety matters involving Hazardous Materials.

                     "ERISA" means the Employee Retirement Income  Security
               Act of 1974, as amended from time to time, and regulations promulgated thereunder.

                     "ERISA Affiliate" means any trade or business (whether
               or not incorporated) under common control with the Company within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

                     "ERISA Event" means (a) with respect to any Qualified
               Plan or Multiemployer Plan, an event set forth in Section 4043 of ERISA or the regulations thereunder other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC;
               (b) a withdrawal by the Company or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or cessation of operations at a facility by the Company or an ERISA Affiliate described in Section 4062(e) of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the Company or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
               Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non -exempt prohibited transaction occurs with respect to any Plan for which the Company or any Subsidiary of the Company could reasonably be expected to be directly or indirectly liable and which could reasonably be expected to have a Material Adverse Effect; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Company or any member of the Controlled Group could reasonably be expected to be directly or indirectly liable and which could reasonably be expected to have a Material Adverse Effect.

                     "Eurodollar  Reserve  Percentage"   has  the   meaning
               specified in the definition of "Offshore Rate".

                     "Event  of  Default"  means  any  of  the  events   or
               circumstances specified in Section 8.01.

                     "Exchange Act" means  the Securities  Exchange Act  of
               1934, and regulations promulgated thereunder.

                     "Existing Credit Agreement" has the meaning  specified
               in the introduction of this Agreement.

                     "Extension" has the meaning specified in Section 2.05.

                     "Extension Refusal Date" has the meaning specified  in
               Section 2.05.

                     "Federal Funds Rate" means,  for any period, the  rate
               set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor,
               "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                     "Federal Reserve Board" means  the Board of  Governors
               of the Federal Reserve System, or any successor thereto.

                     "Financial L/C" means, with  respect to any Letter  of
               Credit, a "financial standby letter of credit" as such term is defined in the Adequacy Guidelines For Bank Holding
               Companies: Risk-Based Measure, 12 C.F.R. Part 225, Appendix A, III.D (1993) and as the definition of such term may be amended from time to time prior to issuance of any such Letter of Credit. Such term is described in the 1993 Code of Federal Regulations as "irrevocable obligations of the banking organization to pay a third-party beneficiary when a customer (account party) fails to repay an outstanding loan or debt instrument (direct credit substitute)."

                     "GAAP" means generally accepted accounting  principles
               set  forth  from   time  to   time  in   the  opinions   and
               pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                     "Governmental   Authority"   means   any   nation   or
               government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                     "Guarantor" means any Person executing a Guaranty.

                     "Guaranty" means  a  guaranty  in  the  form  attached
               hereto as Exhibit C.

                     "Guaranty Obligation" means, as applied to the Company
               or any of its Subsidiaries, any agreement of the Company or any such Subsidiary to guarantee the Indebtedness of a Person other than the Company or any of its Subsidiaries (the "primary obligor"), or any obligation or undertaking of the Company or any such Subsidiary which, in economic effect, is substantially equivalent to a guarantee of the primary obligor's Indebtedness ("primary obligations"), including any obligation of the Company or any such Subsidiary, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or
               (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.

                     "Hazardous Materials" means all those substances which
               are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, hazardous chemicals, special waste, hazardous substance, hazardous material, regulated substance, or toxic substance, or petroleum or petroleum derived substance or waste.

                     "Indebtedness"   of   any   Person   means,    without
               duplication,  (a)  all  indebtedness  for  borrowed   money;
               (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the Ordinary Course of Business pursuant to ordinary terms); (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); and (e) all Capital Lease Obligations. Indebtedness owed to the Company by its Subsidiaries, by one Subsidiary to another or by the Company to a Subsidiary shall not count as Indebtedness.

                     "Indemnified Person"  has  the  meaning  specified  in
               subsection 10.05(a).

                     "Indemnified Liabilities" has the meaning specified in
               subsection 10.05(a).

                     "Insolvency Proceeding" means (a) any case, action  or
               proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code.

                     "Interest Payment  Date" means,  with respect  to  any
               Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, with respect to Base Rate Loans, (a) the first Business Day of January, April, July and October for Base Rate Loans outstanding during the preceding quarter, (b) the Termination Date and (c) each date a Base Rate Loan is converted into an Offshore Rate Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, interest shall also be paid on the date which falls three months after the beginning of such Interest Period.

                     "Interest Period" means, with respect to any  Offshore
               Rate Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to the Offshore Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                         (a) if any Interest Period pertaining to an Offshore Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                         (b) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                         (c) no Interest Period shall extend beyond the Termination Date.

                     "Issuing Bank" means, with  respect to each Letter  of
               Credit, BofA or such other Bank which may issue a Letter of Credit.

                     "Joint Venture" means a partnership, joint venture  or
               other legal arrangement (whether created pursuant to contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its

               Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person, but shall not include a Subsidiary of the Company.

                     "Lending Office" means, with respect to any Bank, the
               office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, opposite its name on the applicable signature page hereto, or such other office or offices of the Bank as it may from time to time notify the Company and the Agent.

                     "Letter of  Credit"  means  (i) a  standby  letter  of
               credit issued under this Agreement by the Issuing Bank for the account of the Company and (ii) any Old Letter of Credit outstanding on the Closing Date, including an Extension of any letter of credit.

                     "Letter of  Credit  Application"  means  a  letter  of
               credit application and agreement in form and substance satisfactory to the Issuing Bank. Attached hereto as Exhibit D is the initial form of Letter of Credit Application.

                     "Lien" means  any  mortgage, deed  of  trust,  pledge,
               hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or other security interest (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

                     "Loan" means an extension of credit  by a Bank to  the
               Company pursuant to Article II, and may be a Base Rate Loan or an Offshore Rate Loan.

                     "Loan Documents" means this Agreement, the Notes,  the
               Letter of Credit Applications, the Guaranty or Guaranties and all documents delivered to the Agent in connection therewith, as such instruments, agreements and documents may be amended, supplemented, restated, modified or renewed from time to time.

                     "Majority Banks" means at any time Banks then  holding
               51% or more of the then aggregate unpaid principal amount of the Credit Extensions, or, if no Credit Extensions are then outstanding, Banks then having 51% or more of the

               Commitments.

                     "Margin Stock" means  "margin stock" as  such term  is
               defined in Regulation G,  T, U or X  of the Federal  Reserve
               Board.

                     "Material Adverse  Effect"  means a  material  adverse
               change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

                     "Material Subsidiary"  means  (a)  Arbitron  and  each
               Subsidiary of the Company listed on Schedule 1.01(a) and (b) any Subsidiary of the Company created or acquired after the Closing Date, the assets of which are $5,000,000 or more (or the equivalent thereof in another currency).

                     "Multiemployer  Plan"  means  a  "multiemployer  plan"
               (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                     "Note" means a promissory note of the Company  payable
               to the order of a Bank, substantially in the form of Exhibit E, evidencing the aggregate indebtedness of the Company to such Bank resulting from Loans made by such Bank.

                     "Notice of  Borrowing" means  a  notice given  by  the
               Company  to  the   Agent  pursuant  to   Section  2.03,   in
               substantially the form of Exhibit F.

                     "Notice of  Conversion/Continuation"  means  a  notice
               given by the Company to the Agent pursuant to Section 2.06, in substantially the form of Exhibit G.

                     "Notice of Lien" means any "notice of lien" or similar
               document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

                     "Obligations" means all Loans, and other Indebtedness,
               advances, debts, liabilities, obligations, covenants and duties owing by the Company to any Bank, the Agent, or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, the issuance of a Letter of Credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

                     "Offshore Lending Office" means  with respect to  each
               Bank, the office of such Bank designated as such in the signature pages hereto or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent.

                     "Offshore Rate"  means, for  each Interest  Period  in
               respect of Offshore Rate Loans comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

                     Offshore Rate =                  IBOR               _
                                     1.00 - Eurodollar Reserve Percentage

               Where,

                     "Eurodollar  Reserve  Percentage"  means  the  maximum
               reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date IBOR for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; and

                     "IBOR" means the rate of interest per annum determined
               by the Agent as the rate at which dollar deposits in the approximate amount of BofA's Offshore Rate Loan and having a maturity comparable to such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I., to major banks in the offshore dollar interbank market upon request of such banks at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

                     The Offshore Rate shall  be adjusted automatically  as
               of the effective date of any change in the Eurodollar Reserve Percentage.

                     "Offshore Rate Loan" means a Loan that bears  interest
               based on the Offshore Rate.

                     "Old Agreement" means that  certain Third Amended  and
               Restated Credit Agreement, dated as of June 1, 1991, among the Company (under the name of Control Data Corporation), the Agent, as agent thereunder, and the other banks party thereto, as such agreement was amended from time to time.

                     "Old Letters of Credit" means letters of credit issued
               by BofA under the Old Agreement or the Existing Credit Agreement and outstanding on the Closing Date, which are listed on Schedule 1.01(b) attached hereto.

                     "Operating Lease" means, as applied to any Person, any
               lease of property which is not a Capital Lease.

                     "Ordinary Course of Business" means, in respect of any
               transaction involving the Company or any Subsidiary of the Company, the ordinary course of such Person's business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

                     "Organization Documents" means,  for any  corporation,
               the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                     "Other Taxes" has the meaning specified in  subsection
               3.01(b).

                     "PBGC" means the Pension Benefit Guaranty  Corporation
               or any entity succeeding to any or all of its functions under ERISA.

                     "Participant" has the meaning specified in  subsection
               10.08(d).

                     "Performance L/C" means, with respect to any Letter of
               Credit, a "performance standby letter of credit" as such term is defined in the Adequacy Guidelines For Bank Holding
               Companies: Risk-Based Measure, 12 C.F.R. Part 225, Appendix A, III.D (1993) as the definition of such term may be amended from time to time prior to issuance of any such Letter of Credit. Such term is described in the 1993 Code of Federal Regulations as "irrevocable obligations of the banking organization to pay a third-party beneficiary when a customer (account party) fails to perform some other contractual non-financial obligation."

                     "Permitted Liens" has the meaning specified in Section
               7.01.

                     "Person"    means    an    individual,    partnership,
               corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                     "Plan" means an employee  benefit plan (as defined  in
               Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or any member of the Controlled Group makes or is obligated to make contributions.

                     "Preferred  Stock"   means   the  Company's   5   1/2%
               Cumulative Convertible Exchangeable Preferred Stock, par value $100 per share.

                     "Qualified Plan"  means a  Plan  intended to  be  tax-
               qualified under Section 401(a) of the Code, but excluding any Multiemployer Plan.

                     "Rate Contracts" means interest rate and currency swap
               agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

                     "Replacement  Bank"  has  the  meaning  specified   in
               Section 3.06.

                     "Responsible  Officer"  means   the  chief   executive
               officer, the chief financial officer, the president, any executive vice president, the controller or the treasurer of the Company.

                     "Restructure Loss  (Gain)" means  restructure loss  or
               restructure gain as such terms are used in the Company's 1993 annual report to shareholders, computed in a manner consistent with the treatment in such annual report.

                     "SEC" means the Securities and Exchange Commission, or
               any successor thereto.

                     "Solvent" means, as  to any Person  at any time,  that
               (a) the fair value of the property of such Person is greater than the fair value of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Conveyances Act (as enacted in the State of New York); (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                     "Stated Amount" means, with  respect to any Letter  of
               Credit, at any date of determination thereof, the maximum aggregate amount available for drawing thereunder plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

                     "Subsidiary"  of  a  Person  means  any   corporation,
               association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

                     "Taxes"  has  the  meaning  specified  in   subsection
               3.01(a).

                     "Termination Date" means the earlier to occur of:

                         (a)  May 30, 1995; and

                         (b) the date on which the Aggregate Commitment terminates in accordance with Section 2.07 or Section 8.02.

                     "Transferee" has the  meaning specified in  subsection
               10.08(e).

                     "UCC" means the Uniform  Commercial Code as in  effect
               in the State of New York.

                     "Unfunded Pension Liabilities" means  the excess of  a
               Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined as of the date of the most recently completed actuarial valuation with respect to the Plan in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to section 412 for the applicable plan year.

                     "United States"  and  "U.S."  each  means  the  United

               States of America.

                     "Wholly-Owned Subsidiary"  means  any  corporation  in
               which (other than directors'  qualifying shares required  by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

                     "Withdrawal   Liabilities"    means,   as    of    any
               determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.

               1.02  Other Interpretive Provisions

                     (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

                     (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

               1.03  Accounting Principles

                     (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP as in effect from time to time, but all financial computations required under this Agreement shall be made in accordance with GAAP as in effect and applied by the Company on March 31, 1994, consistently applied, except to the extent otherwise agreed upon by the parties hereto.

                     (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                     ARTICLE II
                                     THE CREDITS

               2.01 Amount and Terms of Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow, repay and reborrow Loans and obtain the issuance of Letters of Credit.

                     (a) The Loans. During the period from the Closing Date to the Termination Date, each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Loans to the Company in an amount not in excess at any time of such Bank's Commitment Percentage of the lesser of:

                         (i)  the Borrowing Base and

                         (ii) the Aggregate Commitment,

          minus the sum of (a) all outstanding Loans, (b) the undrawn face amount of all outstanding Letters of Credit and (c) that portion of drawings made under Letters of Credit for which the Issuing Bank has not yet been reimbursed.

                     (b) The Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, on or prior to the Termination Date, to issue Letters of Credit for the account of the Company and, if applicable, a Co-Applicant, in an amount not in excess at any time of the lesser of:

                         (i)  the Borrowing Base and

                         (ii) the Aggregate Commitment,

          minus the sum of (a) all outstanding Loans, (b) the undrawn face amount of all outstanding Letters of Credit and (c) that portion of drawings made under Letters of Credit for which the Issuing Bank has not yet been reimbursed; provided, however, that in no event may the Stated Amount of Letters of Credit issued to support workmen's compensation obligations of the Company and its Subsidiaries exceed $10,000,000 at any one time.

                     BofA may, at its option, fulfill its Commitment to issue Letters of Credit by arranging for the issuance of Letters of Credit by BankAmerica International. Any Letter of Credit issued by BankAmerica International shall be deemed to be issued by BofA for the purpose of BofA's fulfilling its Commitment and retaining a proportionate interest in Letters of Credit pursuant to subsection (c) of this Section 2.01.

                     (c) Participation; Old Letters of Credit. Each Bank (other than the Issuing Bank) agrees to purchase a participation
          (i) in each Letter of Credit on the date of issuance of such Letter of Credit and (ii) in each amendment increasing the face amount of a Letter of Credit after the issuance thereof, on the date of such amendment, in an amount equal to its Commitment Percentage. The Issuing Bank retains a proportionate interest in the amount of its Commitment Percentage in each Letter of Credit after such purchase of participations. With respect to Old Letters of Credit, each Bank (other than the Issuing Bank) is deemed to have purchased a participation in the amount of its Commitment Percentage in such Old Letters of Credit.

               2.02  Notes.

                     (a) The Loans made by each Bank shall be evidenced by a Note payable to the order of that Bank in an amount equal to its Commitment.

                     (b) Each Bank shall endorse  on the schedules  annexed
          to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each Bank is irrevocably authorized by the Company to make such endorsements, and its Note and each Bank's record shall be conclusive, absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

               2.03  Procedure for Borrowing.

                     (a) Each Borrowing shall be made upon the Company's irrevocable written notice (or telephonic notice, promptly confirmed by a writing) delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to Noon (New York time) (i) three Business Days prior to the requested Borrowing date, in the case of Offshore Rate Loans and (ii) one Business Day prior to the requested Borrowing date, in the case of Base Rate Loans, specifying:

                              (A) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of Three Million Dollars ($3,000,000) or any multiple of One Million Dollars ($1,000,000) in excess thereof;

                              (B)  the  requested  Borrowing  date,   which
                     shall be a Business Day;

                              (C) whether the Borrowing is to be comprised of Offshore Rate Loans or Base Rate Loans; and

                              (D)  the  duration  of  the  Interest  Period
                     applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing, such Borrowing shall consist of Base Rate Loans, regardless of the type of Loans requested by the Company.

                     (b) Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Bank thereof and of the amount of such

          Bank's Commitment Percentage of the Borrowing.

                     (c) Each Bank will make the amount of its Commitment Percentage of the Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (New York time) on the Borrowing date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

                     (d) Unless the Majority Banks shall otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan be made as, converted into or continued as an Offshore Rate Loan.

                     (e) After giving effect to any Borrowing, conversion or continuation, there shall not be more than ten different Interest Periods in effect.

               2.04  Letter of Credit Requests.

                     (a) Whenever the Company wishes to have the Issuing Bank issue a Letter of Credit, the Company shall deliver to the Issuing Bank a Letter of Credit Application with appropriate insertions, signed by the Company, and, if such Letter of Credit is also to be issued for the account of a Co-Applicant, signed by the Co-Applicant. Such Letter of Credit Application shall be delivered at least two and not more than fifteen Business Days prior to the requested date of issuance, except as provided in clause (iv) in the proviso to Section 2.05. Requests for amendments to Letters of Credit shall be submitted in writing at least two and not more than fifteen Business Days prior to the requested amendment date. If at any time the Issuing Bank is not the Agent, a copy of such Letter of Credit Application shall be delivered to the Agent as well. The Agent shall deliver notice of the request for the issuance of a Letter of Credit to all other Banks and copies thereof to all such Banks which have requested such copies.

                     In each Letter of Credit Application, the Company shall designate whether the Letter of Credit is a Financial L/C or a Performance L/C and whether, if it is a Financial L/C, it is being issued to support workmen's compensation obligations of the Company and its Subsidiaries. The determination of the Issuing Bank and the Agent as to such designation shall be made at or prior to the time such Letter of Credit is issued, shall be conclusive in the event of any disagreement with the Company with respect thereto and shall govern during the term of this
          Agreement, notwithstanding any subsequent change in the definition of any such term in the applicable regulations.

                     (b) Letters of Credit may be Financial L/Cs or Performance L/Cs, and all Letters of Credit shall be denominated in Dollars except for the one Letter of Credit identified in Thai baht listed on Schedule 1.01(b). No Letter of Credit shall have a final expiration date later than May 30, 1996.

                     (c) The Agent shall deliver to the Company a copy of each Letter of Credit issued and each amendment thereto and shall also promptly deliver a copy thereof to each other Bank which has requested such a copy. Each Letter of Credit shall provide that payment thereunder shall not be made earlier than three Business Days after receipt of any documents demanding payment thereunder.

               2.05 Extension Letters of Credit. If (a) any Letter of Credit provides that the term thereof will be automatically extended or renewed (by issuance of a substitute Letter of Credit or otherwise) unless notice is given by the Issuing Bank on or before a specified date (hereinafter called the "Extension
          Refusal Date") that such Issuing Bank will not permit such extension or renewal or (b) the Company requests the extension or renewal of any other Letter of Credit, then for purposes of Sections 2.01, 2.04, and 4.02 of this Agreement, any such renewal or extension granted by the Issuing Bank (hereinafter called an "Extension") shall be deemed to be the issuance of a new Letter of Credit and such issuance shall be deemed to occur on the Extension Refusal Date in the case of a Letter of Credit described in clause (a) above, or the date of such request in the case of a Letter of Credit described in clause (b) above; provided, however, that (i) such extension shall not cause the respective Letter of Credit to expire after May 30, 1996; (ii) no Extension may take place after the Termination Date, notwithstanding the provisions of Section 2.04(b); (iii) the Extension shall not be deemed to cause any duplication of the amount of such Letter of Credit for purposes of determining compliance with Section 2.01(b); (iv) the Issuing Bank shall receive at least ten but not more than thirty Business Days' written notice of such Extension, and the accompanying Letter of Credit Application shall state that it relates to such Extension and shall specify the related Extension Refusal Date, if any; and
          (v) no document need be delivered by the Issuing Bank pursuant to
          Section 2.04(c) with respect to any Letter of Credit described in clause (a) above unless the terms of such Letter of Credit so require.

               2.06  Conversion and Continuation Elections.

                     (a) Prior to  the Termination  Date, the  Company  may
          upon irrevocable written notice (or telephonic notice, promptly confirmed by a writing) to the Agent in accordance with subsection 2.06(b):

                         (i)  elect to  convert on  any Business  Day,  any

                              Base Rate Loans (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Offshore Rate Loans; or

                         (ii) elect to convert on any Interest Payment Date
                              any Offshore Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Base Rate Loans; or

                         (iii) elect to renew on any Interest Payment Date any Offshore Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

          provided, that if the aggregate amount of Offshore Rate Loans has been reduced, by payment, prepayment, or conversion of part thereof to be less than $3,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

                     (b) The   Company   shall   deliver   a   Notice    of
          Conversion/Continuation in accordance with Section 10.02 to be received by the Agent not later than Noon (New York time) at least (i) three Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion Date, if the Loans are to be converted into Base Rate Loans; specifying:

                              (A)  the   proposed   Conversion   Date    or
                     continuation date;

                              (B) the aggregate amount of Loans to be converted or renewed;

                              (C) the nature of the proposed conversion or continuation; and

                              (D)  the duration of  the requested  Interest
                     Period.

                     (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select a new Interest Period to be applicable to such Offshore Rate Loans or if any Default or Event of Default shall then exist, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                     (d) Upon receipt of a Notice of Conversion/ Continuation, the Agent will promptly notify each Bank thereof, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                     (e) Unless the Majority Banks shall otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

               2.07 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior written or telephonic (promptly confirmed with a writing) notice to the Agent, terminate or permanently reduce the Aggregate Commitment by an aggregate minimum amount of $3,000,000; provided that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the sum of the then outstanding principal amount of the Loans and the Stated Amount of the Letters of Credit would exceed the Aggregate Commitment then in effect and, provided, further, that once reduced in accordance with this Section 2.07, the Aggregate Commitment may not be increased. Any reduction of the Aggregate Commitment shall be applied to each Bank's Commitment in accordance with such Bank's Commitment Percentage. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

               2.08 Optional Prepayments. Subject to Section 3.04, the Company may, at any time or from time to time, upon at least one Business Day's notice to the Agent with respect to Base Rate Loans and at least three Business Days' notice to the Agent with respect to Offshore Rate Loans, ratably prepay Loans in whole or in part, in an aggregate amount of $3,000,000 or any multiple of $1,000,000 in excess thereof. Each such notice shall be delivered no later than Noon (New York time). Such notice of prepayment shall specify the date and amount of such prepayment and the type of Loans being prepaid. Such notice shall not thereafter be revocable by the Company and the Agent will promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. Such notice may be given by telephone, promptly confirmed by a writing. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

               2.09  Mandatory  Prepayments  of  Credit  Extensions;   Cash
          Collateral.

                     (a) Borrowing Base Compliance. If at any time the aggregate outstanding principal amount of Loans and the Stated Amount of Letters of Credit exceeds the lesser of (i) the Borrowing Base and (ii) the Aggregate Commitment, the Company shall immediately (i) pay to the Agent on behalf of the Banks an amount equal to such excess amount plus accrued but unpaid interest thereon to the date of payment or (ii) deliver to the Agent as collateral, together with such pledge or security agreements and other collateral documents as the Agent may reasonably request, cash or Cash Equivalents in an amount equal to the amount by which the sum of the aggregate amount of Loans outstanding and the Stated Amount of Letters of Credit exceeds the Borrowing Base.

                     (b) General.  Any prepayments pursuant to this Section
          2.09 shall be applied first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining. If after making the application of payments provided for in the preceding sentence, the Company is required to prepay Credit Extensions in a greater amount than Loans then outstanding, the excess amount shall be held in an interest-bearing account as cash collateral for Letters of Credit, subject to such pledge or security agreements and other collateral documents as the Agent may reasonably request.

               2.10 Repayment. The Company shall repay to the Banks in full on the Termination Date the aggregate principal amount of the Loans outstanding on the Termination Date.

               2.11  Repayment of Letter of Credit Drawings.

                     (a) With respect to each Letter of Credit,

                         (i) when a draft or other demand for payment is received by the Issuing Bank, it shall promptly give notice thereof by telecopy or telephone to the Agent and the Company;

                         (ii) when a payment is  made by the Issuing  Bank,
                              it shall promptly give notice thereof to the Company and the Agent by telephone or telecopy; and

                         (iii) the Company agrees, and shall cause each Co-Applicant through its execution of a Letter of Credit Application to agree, to promptly reimburse the Issuing Bank (by making payment to the Agent for the account of such Issuing Bank) on the date of any payment or disbursement made by such Issuing Bank under such Letter of Credit for such payment or disbursement; provided, however, that the Company shall not be deemed to be in
                                   default  of   this  Section 2.11(a)  or
                                   Section 8.01(a) with respect to any such
                                   reimbursement obligation  prior  to  the
                                   second Business  Day after  it has  been
                                   notified that  the  related  payment  or
                                   disbursement  has  been   made  by   the
                                   Issuing Bank.  Any amount not reimbursed
                                   (by making payment to the Issuing  Bank)
                                   on  the   date   of  such   payment   or
                                   distribution by the  Issuing Bank  shall
                                   bear interest  from  and  including  the
                                   date of such payment or disbursement  to
                                   but not including  the date the  Issuing
                                   Bank  is  reimbursed   by  the   Company
                                   therefor, payable on demand, at a rate per annum equal to (x) the Base Rate from time to time in effect for each day through the third Business Day after the Company's receipt of the notice provided for in subsection (a)(i) above, and (y) the Base Rate plus 2% per annum for each day thereafter.

                     (b) Subject to the terms and conditions of this Agreement, the Company may use the proceeds of a Loan hereunder to so reimburse the Issuing Bank. If on or before the first Business Day after receipt of the notice required pursuant to
          Section 2.11(a)(i), the Company requests a Loan to which it is entitled under the terms of this Agreement for the purpose of paying the related reimbursement obligation and in an amount sufficient to fully pay such reimbursement obligation, then the Company shall not be deemed to be in default of its reimbursement obligations under this section or Section 8.01(a) even though such Loan is not made until a subsequent Business Day (pursuant to the notice provisions of Section 2.03).

                     (c) The Company's obligation to reimburse the Issuing Bank for payments and disbursements made by the Issuing Bank under any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company or a Co-Applicant may have or have had against the Issuing Bank (or the Agent or any other Bank), including, without limitation, failure of the Issuing Bank to comply with subsections (a)(i) and
          (ii) of this section, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit or any defense based on the identity of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable; provided, however, that the Company shall not be obligated to reimburse such Issuing Bank for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Bank or any of its officers, employees or agents.

                     (d) The Company agrees that it will promptly examine the copy of each Letter of Credit (and any amendments thereto) sent to it by the Issuing Bank, as well as any and all instruments and documents delivered to the Company from time to time, and in the event the Company has any claim of
          non-compliance   with   the   Company's   instructions   or    of
          discrepancies or other irregularity, the Company will promptly notify the Issuing Bank and the Agent thereof in writing, and the Company and any Co-Applicant shall be deemed by their execution and delivery of the related Letter of Credit Application to have waived any such claim against the Issuing Bank unless such prompt notice is given.

                     (e) Unless specified to the contrary in the relevant Letter of Credit Application, or any amendment to a Letter of Credit, the Company and each Co-Applicant agree by their execution of such application that the Issuing Bank and its correspondents may receive and accept (i) any item drawn or presented under such Letter of Credit or other document otherwise in order, issued or purportedly issued by an agent, executor, trustee in bankruptcy, receiver or other representative of the party who is authorized under such Letter of Credit to issue such item or other document, as complying with the terms of such Letter of Credit and (ii) documents which on their face appear to comply with the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce
          Publication No. 500 or by later Uniform Customs and Practice fixed by later Congresses of the International Chamber of Commerce as in effect on the date the related Letter of Credit is issued.

               2.12  Default in Reimbursement of Issuing Bank.

                     (a) If the Issuing Bank is not reimbursed by the Company for any payment or disbursement under a Letter of Credit, the Agent shall promptly notify each of the other Banks of such unreimbursed payment or disbursement, and upon such notice the other Banks shall promptly on the same day (or the next Business Day if such notice is received after 11:00 a.m., New York time) provide the Agent with immediately available funds in Dollars for the account of such Issuing Bank, covering such Bank's Commitment

          Percentage of such payment or disbursement. If the Agent subsequently receives from the Company or any Co-Applicant any reimbursement of such payment or disbursement, the Agent shall promptly remit to each Bank its Commitment Percentage of such reimbursement. All interest payments received by the Issuing Bank or the Agent on account of reimbursements under this Agreement shall be promptly distributed by the Agent to the Issuing Bank and the other Banks pro rata according to their respective Commitment Percentages (except to the extent that the Issuing Bank was not promptly reimbursed by any such Bank).

                     (b) The obligation of each  Bank to provide the  Agent
          with such Bank's pro rata share of the amount of any payment or disbursement made by the Issuing Bank under any outstanding Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Bank may have or have had against the Issuing Bank (or the Agent or any other
          Bank), including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit or any defense based on the identity of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable; provided, however, that the Banks shall not be obligated to reimburse such Issuing Bank for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuing Bank or any of its officers, employees or agents.

               2.13  Interest.

                     (a) Subject to subsection 2.13(c), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be, plus the Applicable Margin.

                     (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans pursuant to Section 2.08 and 2.09 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand.

                     (c) While  any  Event  of  Default  exists  or   after
          acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid at a rate per annum equal to the Base Rate plus 2%.

               2.14  Fees.

                     (a) Fees Payable to BofA and the Agent. The Company shall pay to the Agent for the Arranger's and the Agent's own account fees in the amounts and at the times set forth in a letter agreement between the Company, BofA and the Arranger dated April 7, 1994.

                     (b) Commitment Fees.   The  Company shall  pay to  the
          Agent for the account of each Bank a commitment fee of .30 percent per annum on the average daily unused portion of such Bank's Commitment, computed as of the end of each calendar quarter in arrears based upon the daily utilization for that quarter as calculated by the Agent. Such commitment fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the fifteenth day after the end of each calendar quarter through the Termination Date, with the first payment due on July 15, 1994 and the final payment to be made on the Termination Date; provided that, (i) in connection with any reduction of Commitments pursuant to Section 2.07, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction, with the next succeeding quarterly payment being calculated on the basis of the period from the reduction date to the end of the quarter in which such reduction occurs and (ii) in connection with any termination of the Commitments pursuant to Section 2.07 or Article VIII, the accrued commitment fee shall be paid on the date on which the termination takes place. The commitment fees provided in this subsection shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Article IV are not met.

                     (c) Letter of Credit Fees.

                         (i) The Company shall pay to the Agent for the account of the Banks, pro rata, a fee, according to their respective Commitment Percentages, with respect to all Letters of Credit issued for the account of the Company. Such fee shall be computed as of the end of each calendar quarter as follows:

                              (x) With respect to all Financial L/Cs, 1.20 percent per annum of the daily average Stated Amount of each such Letter of Credit; and

                              (y) With respect to Performance L/Cs, .60 percent per annum of the daily average Stated Amount of such Performance L/Cs.

          Such Letter of Credit fees shall be payable in arrears on the fifteenth day after the end of each calendar quarter for Letters of Credit outstanding during such quarter, with the first such payment due on July 15, 1994, and on the expiration of the last

          Letter of Credit outstanding under this Agreement.

                         (ii) The Company shall pay to the Issuing Bank for
                              its sole account:

                              (x) In arrears on the fifteenth day after the end of each calendar quarter, with the first such payment due on July 15, 1994, and on the expiration of the last Letter of Credit issued by the Issuing Bank and outstanding under this Agreement, an issuance fee of .15% per annum of the daily average Stated Amount of all Letters of Credit issued by the Issuing Bank and outstanding during the preceding calendar quarter; and

                              (y) From time to time, upon the amendment of any Letter of Credit, such fees as the Issuing Bank customarily charges in connection therewith at the times customarily charged by the Issuing Bank.

                     (d) Fees under the Existing Credit Agreement. On the Closing Date, the Company shall pay to the Agent the fees owed under the Existing Credit Agreement which have not heretofore been paid.

               2.15  Computation of Fees and Interest.

                     (a) All computations of interest payable in respect of Base Rate Loans at all times as the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed.

                     (b) The Agent will, with reasonable promptness, notify the Company and the Banks of each determination of an Offshore Rate; provided that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any claim against the Agent. Any change in the interest rate on a Loan resulting from a change in the Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Eurodollar Reserve Percentage becomes effective. The Agent will with reasonable promptness notify the Company and the Banks of the effective date and the amount of each such change, provided that any failure to do so shall not relieve the Company of any liability hereunder or provide the basis for any claim against the Agent.

                     (c) Each determination  of  an interest  rate  by  the

          Agent pursuant hereto shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

               2.16  Payments by the Company.

                     (a) All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder, including reimbursement of drawings under Letters of Credit, shall be made without set-off, recoupment or counterclaim and shall, except as otherwise expressly provided herein, be made to the Agent for the ratable account of the Banks at the Agent's Payment Office, in dollars and in immediately available funds, no later than 1:00 p.m. (New York time) on the dates specified herein. The Agent will promptly distribute to each Bank its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Agent later than 1:00 p.m. (New York time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

                     (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

                     (c) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full as and when required hereunder, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate as in effect for each such day.

               2.17  Payments by the Banks to the Agent.

                     (a) Unless the Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one Business Day prior to the date of any proposed Borrowing, that such Bank will not make available to the Agent as and when required hereunder for the account of the Company the amount of that Bank's Commitment Percentage of the

          Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection 2.17(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following the date of such Borrowing, the Agent shall notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                     (b) The failure of any Bank to make any Loan on any date of borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any borrowing.

               2.18 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of any Credit Extension made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Credit Extensions obtained by all the Banks, such Bank shall forthwith (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Credit Extensions made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this

          Section 2.18 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.18 and will in each case notify the Banks following any such purchases or repayments.

               2.19 Pro Rata Treatment. All Borrowings and repayments shall be effected so that after giving effect thereto all Loans shall be pro rata among the Banks according to their Commitment Percentages. All participations and Letters of Credit shall be effected so that after giving effect thereto all participations in each Letter of Credit shall be pro rata among the Banks according to their Commitment Percentages.

                                     ARTICLE III
                       TAXES, YIELD PROTECTION AND ILLEGALITY

               3.01  Taxes.

                     (a) Subject to subsection 3.01(g), any and all payments by the Company to each Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) imposed on or measured by each Bank's net income (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

                     (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

                     (c) Subject to subsection 3.01(g), the Company shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
          Section 3.01) paid  by the Bank  or the Agent  and any  liability
          (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Bank or the Agent makes written demand therefor, except that the Company shall not be required to make such payment within 30 days if (i) no Default or Event of Default has occurred and is continuing and (ii) the Company is diligently contesting such Taxes or Other Taxes and has agreed in writing to the satisfaction of each Bank, the Issuing Bank and the Agent to pay to each such Bank, the Issuing Bank and the Agent all such penalties, fines and interest incurred by such Bank, the Issuing Bank and the Agent as a result of the Company's actions and the resulting delay in payment. Notwithstanding the foregoing, if at any time a Default or Event of Default occurs and is continuing, each Bank may request the Company, and the Company shall, make payment under this indemnification within 10 days from the date the Bank, the Issuing Bank or the Agent makes written demand therefor. In any event, the obligations owed by the Company under this subsection (c) shall be paid not later than the Termination Date, unless otherwise agreed by the affected Bank and the Company.

                     (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to subsection 3.01(g):

                         (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

                         (ii) the Company shall make such deductions, and

                        (iii) the  Company  shall   pay  the  full   amount
                              deducted to the relevant taxation authority or other authority in accordance with applicable law.

                     (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                     (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States
          Federal income tax purposes) agrees no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.08 after the Closing Date, the date upon which the Bank becomes a party hereto) to deliver to the Company through the Agent two accurate and complete signed originals of Internal Revenue Service Form 1001, 4224 or any successor thereto, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments under this Agreement free from withholding of United States Federal income tax.

                     (g) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 3.01(d) to any Bank for the account of any Lending Office of such Bank:

                         (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under subsection 3.01(f) in respect of such Lending Office; or

                         (ii) if such  Bank  shall have  delivered  to  the
                              Company the forms referred to in subsection 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such forms.

                     (h) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection 3.01(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to the tax planning of such Bank.

               3.02  Illegality.

                     (a) If any Bank  determines that  the introduction  of
          any law or regulation, or any change in any law or regulation or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, the obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank shall have notified the Agent and the Company that the circumstances giving rise to such determination no longer exists.

                     (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall prepay in full all Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.04.

                   (c) If the Company is required to prepay any Offshore Rate Loan immediately as provided in subsection 3.02(b), then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                     (d) Before giving any notice to the Agent pursuant to this Section 3.02, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

               3.03  Increased Costs and Reduction of Return.

                     (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there is any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or issuing or participating in any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank, upon receipt of a certificate from such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs. Such certificate shall set forth the amount owed to such Bank by the Company under this subsection (a), shall explain the reason the payment is required and shall be conclusive absent manifest error.

                     (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or
          (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any Capital Adequacy

          Regulation; reduces or would reduce the rate of return on such Bank's capital as a consequence of its Commitment, the Loans, the Letters of Credit or its participation therein to a level below that which such Bank could have achieved but for such introduction, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) then, upon demand of such Bank (with a copy to the Agent), the Company shall pay to the Bank, from time to time as specified by the Bank, upon receipt of a certificate from such Bank, additional amounts sufficient to compensate the Bank for such reduction. Such certificate shall set forth the amount owed to such Bank by the Company under this subsection (b), shall explain the reason the payment is required and shall be conclusive absent manifest error.

               3.04 Funding Losses. The Company agrees to reimburse each Bank and to hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                     (a) the failure of the Company to make any payment or required prepayment of principal of any Offshore Rate Loan (including payments made after any acceleration thereof);

                     (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given a Notice of Borrowing or a Notice of Conversion/Continuation;

                     (c) the failure of the Company to make any prepayment after the Company has given a notice in accordance with Section 2.08;

                     (d) the    prepayment    (including    pursuant     to
          Section 2.09) of an Offshore Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

                     (e) the conversion pursuant to Section 2.06 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the respective Interest Period;

          including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Company to the Banks under this Section 3.04, each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR rate used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

               3.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or that the Offshore Rate applicable pursuant to subsection 2.13(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will forthwith give notice of such determination to the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation. If the Company does not revoke such notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

               3.06 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation pursuant to Sections 3.01, 3.02 or 3.03, the Company may: (i) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitments but no Bank shall be required to do so; or (ii) designate a replacement bank or financial institution satisfactory to the Company to acquire and assume all or part of such Affected Bank's Loans and Commitments (a "Replacement Bank"). Any such designation of a Replacement Bank under clause (ii) shall be subject to the prior written consent of the Agent, and such Replacement Bank shall comply with Section 10.08 as if it were an Assignee.

               3.07  Survival.   The  agreements  and  obligations  of  the
          Company in this Article III shall survive the payment of all other Obligations.

                                     ARTICLE IV
                                CONDITIONS PRECEDENT

               4.01 Conditions of Initial Loans. This Agreement shall not be effective until (i) the Agent shall have received on or before the Closing Date the items set forth in subsections (a) through
          (h) and (j) in form and substance satisfactory to the Agent and each Bank in sufficient copies for each Bank and (ii) the condition that the events set forth in subsection (i) shall have been completed to the satisfaction of the Company:

                     (a) Amended and Restated Credit Agreement. This Agreement, executed by the Company, the Agent and each of the Banks (provided that the Agent may accept a facsimile transmitted signature page from any Bank which shall bind such Bank with the same force and effect as an originally executed signature page from such Bank);

                     (b) Notes.  The Notes, executed by the Company;

                     (c) Consent  by   Arbitron.     Arbitron  shall   have
          consented and agreed to the terms and provisions of this Agreement by signing a copy hereof in the space provided below;

                     (d) Borrowing Base  Certificate.    A  Borrowing  Base
          Certificate, executed by the Company, calculated as of March 31, 1994;

                     (e) Resolutions; Incumbency.

                         (i) Copies of the resolutions of the board of directors of the Company or any duly authorized committee thereof approving and authorizing the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to be delivered by the Company hereunder, and authorizing the Credit Extensions, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                         (ii) A certificate of  the Secretary or  Assistant
                              Secretary of the Company and Arbitron, certifying the names and true signatures of the officers of the Company and Arbitron authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by each such Person hereunder;

                     (f) Articles of Incorporation; By-laws. The articles or certificate of incorporation and bylaws of the Company and of Arbitron as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company and Arbitron, as the case may be, as of the Closing Date;

                     (g) Opinion of Counsel to the Company and Arbitron. An opinion of John A. Haveman, counsel to the Company and Arbitron, addressed to the Agent, the Banks and BankAmerica International, substantially in the form of Exhibit H;

                     (h) Payment of Fees and Expenses. The Company shall have paid all fees due on the Closing Date, together with the Agent's Attorney Costs incurred up to and including the Closing Date;

                     (i) Termination of Security Interests. Receipt by the Company of (i) evidence that the Security Agreement, dated as of

          June 30, 1993, executed by the Company under the Existing Credit Agreement in favor of the Agent on behalf of the Banks and any collateral documents related thereto have been terminated and the security interests created thereby have been cancelled, (ii) UCC-3 termination statements executed by the Agent on behalf of the Banks to be filed in all jurisdictions in which UCC-1 financing statements had been filed to perfect the security interest of the Agent for the benefit of the Banks under such Security Agreement; and (iii) cancelled Notes that were executed by the Company pursuant to the Existing Credit Agreement (provided that the Agent may deliver such cancelled Notes to the Company promptly after the Closing Date); and

                     (j) Other Documents.   Such other approvals,  opinions
          or documents as the Agent or any Bank may request.

               4.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Credit Extension to be made by it hereunder is subject to the satisfaction of the following conditions precedent on the date of the relevant Credit
          Extension:

                     (a) Notice of Borrowing or Continuation/Conversion. With respect to each Borrowing, the Agent shall have received a Notice of Borrowing or a Notice of Continuation/Conversion, as applicable;

                     (b) Letter of Credit Request. With respect to each request for the issuance or amendment of a Letter of Credit, the Issuing Bank shall have received (and in the event the Issuing Bank is not the Agent, the Agent shall have received) (i) a Letter of Credit Application, with all blanks completed, signed by the Company and any Subsidiary of the Company also requesting the issuance of such Letter of Credit and (ii) a written certificate signed by a Responsible Officer, designating the Letter of Credit as a Financial L/C or a Performance L/C and indicating whether such Letter of Credit supports workmen's compensation obligations;

                     (c) Continuation of Representations and Warranties. The representations and warranties made by the Company contained in Article V shall be true and correct on and as of such Credit Extension Date with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                     (d) No Existing  Default.    No Default  or  Event  of
          Default shall exist or shall result from such Credit Extension.

          Each Notice of Borrowing, Notice of Continuation/Conversion or Letter of Credit Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or application and as of the date of each Credit Extension that the conditions in
          Section 4.02 are satisfied.

                                      ARTICLE V
                           REPRESENTATIONS AND WARRANTIES

               The Company represents and warrants to the Agent and each Bank that:

               5.01  Corporate Existence and Power.

                     (a) Each of the Company and its Material Subsidiaries:

                         (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                         (ii) has the power and authority and all  material
                              governmental    licenses,     authorizations,
                              consents and approvals to own its assets and carry on its business;

                         (iii) is duly qualified as a foreign corporation, licensed and in good
                                   standing  under   the   laws   of   each
                                   jurisdiction where its ownership,  lease
                                   or operation of property or the  conduct
                                   of   its    business    requires    such
                                   qualification, except in the case of any Subsidiary where the failure to be so qualified, licensed or in good standing would not adversely affect the business or operations of such Subsidiary in any significant manner; and

                         (iv) is   in   compliance   with   all    material
                              requirements   of   laws   and    regulations
                              applicable to it.

                     (b) Each of the Company's other Subsidiaries:

                         (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                         (ii) has  the   power   and  authority   and   all
                              governmental    licenses,     authorizations,
                              consents and approvals to own its assets, carry on its business;

                         (iii) is duly qualified as a foreign corporation, licensed and in good
                                   standing  under   the   laws   of   each
                                   jurisdiction where its ownership,  lease
                                   or operation of property or the  conduct
                                   of   its    business    requires    such
                                   qualification; and

                         (iv) is   in   compliance   with   all    material
                              requirements   of   laws   and    regulations
                              applicable to it;

          except where any failure to comply with the requirements of this subsection would not, individually or in the aggregate, result in a Material Adverse Effect.

               5.02 Corporate Authorization; No Contravention. Each of the Company and Arbitron (and any other Wholly-Owned Subsidiary which has executed a Guaranty) has the power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party. The execution, delivery and performance by the Company of this Agreement and any other Loan Document to which it is a party and by Arbitron (and any such Wholly-Owned Subsidiary) of a Guaranty have been duly authorized by all necessary corporate action, and do not and will not:

                     (a) contravene the terms of any of that Person's Organization Documents;

                     (b) conflict  with  or   result  in   any  breach   or
          contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                     (c) violate any law or regulation applicable to that Person.

               5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or Arbitron (or any other Guarantor) of the Agreement or any other Loan Document.

               5.04 Binding Effect. This Agreement and each other Loan Document to which the Company or Arbitron (or any other Guarantor) is a party, when executed and delivered, will constitute the legal, valid and binding obligations of the Company and Arbitron (and such other Guarantor) to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except (a) as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability and (b) for any limitations on the enforceability of the Obligations to a Bank which has not complied with the requirements of the Minnesota Business Activity Law, Section 290.371 of the Minnesota Revised Statutes, for the relevant period.

               5.05 Litigation. Attached hereto as Schedule 5.05 is a list of all material litigation in which the Company or any Subsidiary is a plaintiff or a defendant as of the Closing Date. As of the Closing Date and except as provided in Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective Properties which:

                     (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                     (b) if determined adversely to the Company, or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

               5.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

               5.07  ERISA Compliance.   The following representations  and
          warranties are made as of the Closing Date; provided, that if, in the Ordinary Course of Business, a Responsible Officer acquires actual knowledge of a change in circumstances relating to the events and conditions referred to in this Section 5.07 which (i) alters the accuracy of such representations and warranties and
          (ii) could reasonably be expected to have a Material Adverse Effect, the Company must disclose such change in circumstances to the Banks before the next Credit Extension Date (unless previously disclosed pursuant to Section 6.03 or 10.02 whereupon such disclosure will be deemed to modify Schedule 5.07), and the Banks have the right to determine whether to extend credit based upon such change in circumstances.

                     (a) Schedule 5.07 lists all Plans and separately identifies Qualified Plans and Multiemployer Plans. All written descriptions thereof provided to the Agent are true and complete in all material respects.

                     (b) To the best knowledge of the Company, no facts or circumstances exist which could reasonably be expected to have a Material Adverse Effect in connection with the failure of any Plan, or the failure of the Company, an ERISA Affiliate or any Person with regard to the Plan, to comply with the applicable provisions of ERISA, the Code and other Federal or state law.

                     (c) Except as specifically disclosed in Schedule 5.07, with respect to any Plan neither the Company nor any ERISA Affiliate has or expects to incur any liability under Title IV of ERISA (other than for premiums due and not delinquent under Section 4007 of ERISA).

                     (d) The obligations of the Company and other members of the Controlled Group to provide current or former employee(s) with life insurance or employee welfare plan benefits (within the meaning of Section 3(1) of ERISA) following retirement or termination of employment are reflected in the Company's consolidated financial statements in accordance with GAAP.

                     (e) Except as specifically disclosed in Schedule 5.07, to the Company's best knowledge, as of the Closing Date, no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                     (f) Except as specifically disclosed in Schedule 5.07, there are no material pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, (i) that have been or may be asserted or instituted against any Plan maintained or sponsored by the Company or its assets, any member of the Controlled Group with respect to any Qualified Plan, or to the Company's best knowledge, any fiduciary with respect to any Plan for which the Company may be directly or indirectly liable, through indemnification obligations or otherwise, and (ii) that could reasonably be expected to have a Material Adverse Effect.

               5.08  Title to  Properties.   As of  the Closing  Date,  the
          property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

               5.09 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

               5.10  Financial Condition.

                     (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1993, and the unaudited consolidated financial statements of the Company and its Subsidiaries dated March 31, 1994:

                         (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

                         (ii) are complete, accurate and fairly present the
                              financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby.

                     (b) Since March 31, 1994, there has been no Material Adverse Effect.

                     (c) Attached hereto  as Schedule  5.10  is a  list  of
          (i) Contingent Obligations of the Company and its consolidated Subsidiaries as of the Closing Date and (ii) general partnership interests owned by the Company and its consolidated Subsidiaries as of the Closing Date, showing the aggregate liabilities of such partnerships and Contingent Obligations as of April 30, 1994.

               5.11  Environmental Matters.

                     (a) As of the Closing Date, except as specifically disclosed in Schedule 5.11, the on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability that would reasonably be expected to have a Material Adverse Effect.

                     (b) As of the Closing Date, except as specifically disclosed in Schedule 5.11, none of the Company, any of its Subsidiaries or any of their respective present property or operations is subject to any outstanding written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

                     (c) Except as specifically disclosed in Schedule 5.11, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property, or arising from operations prior to the Closing Date, of the Company or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and its Subsidiaries that in the aggregate for any such condition, circumstance or property would reasonably be expected to have a Material Adverse Effect.

               5.12 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary of the Company, is
          (a) an "investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness, except that certain Persons who may be deemed to control the Company are registered investment companies within the meaning of the Investment Company Act of 1940.

               5.13 No Burdensome Restrictions. Neither the Company nor any of its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any charter or corporate restriction, or any requirement of law, which could reasonably be expected to have a Material Adverse Effect.

               5.14  Solvency.   The  Company  and  each  of  its  Material
          Subsidiaries are Solvent.

               5.15 Labor Relations. As of the Closing Date, there are no strikes, lockouts or other labor disputes against the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental Authority.

               5.16 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by the Company or any of its Subsidiaries infringes upon any rights held by any other Person; except as specifically disclosed in Schedule 5.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

               5.17 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part A of Schedule 5.17 hereto and has no material equity investments in any other corporation or entity other than those specifically disclosed in Part B of Schedule 5.17.

               5.18 Insurance. As of the Closing Date, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

               5.19 Full Disclosure. None of the representations or warranties made by the Company or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Company in connection with the Loan Documents as of the date such statements are made or deemed made, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                                     ARTICLE VI
                                AFFIRMATIVE COVENANTS

               The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

               6.01 Financial Statements The Company shall deliver to the Agent in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

                     (a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited consolidated financial statements of the Company as of the end of such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of KPMG Peat Marwick or another nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly in all material respects the financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP. Such opinion shall not be qualified or limited for any reason, including, without limitation, because of a restricted or limited examination by such accountant of any material portion of the Company's or any Subsidiary's records;

                     (b) as soon as available, but not later than 60 days after the end of each calendar quarter, a copy of the Company's quarterly report on Form 10-Q filed with the SEC with respect to such fiscal quarter; and

                     (c) as soon as available, but not later than 30 days after the end of each month, an operating report showing the relevant data by business unit of the Company, prepared on a basis generally consistent with the monthly operating reports delivered by the Company to the Banks pursuant to the Existing Credit Agreement, which financial statements shall be in accordance with GAAP.

               6.02  Certificates; Other  Information.   The Company  shall
          furnish to the Agent, with sufficient copies for each Bank:

                     (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b) above, a Compliance Certificate, signed by a Responsible Officer;

                     (b) copies of each registration statement of the Company other than with respect to employee benefit plans, each periodic report regarding the Company required pursuant to
          Section 13 of the Exchange Act, each annual report, each proxy statement and any amendments to any of the above filed or reported by the Company with or to any securities exchange or the Securities and Exchange Commission, of each communication from the Company or any Subsidiary to the Company's shareholders generally, promptly upon the filing or making thereof and copies of such other filings, reports and communications with the Company's shareholders as the Agent may from time to time request;

                     (c) upon release, copies of all financially material press releases;

                     (d) on the Closing Date, and as soon as available, but not later than 30 days after the end of each month, a Borrowing Base Certificate;

                     (e) promptly after the creation or Acquisition of any Material Subsidiary, the name of such Subsidiary, a description of its business, the price paid for the stock or assets of such Subsidiary, its net worth and the value of its assets; and

                     (f) promptly, such additional business, financial, corporate affairs and other information as the Agent, at the request of any Bank, may from time to time reasonably request.

               6.03 Notices. The Company shall promptly notify the Agent and each Bank upon a Responsible Officer of the Company obtaining knowledge:

                     (a) of the occurrence of any Default or Event of Default;

                     (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which could result in a Material Adverse
          Effect;  and   (ii) any  dispute,   litigation,   investigation,
          proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority which could result in a Material Adverse Effect;

                     (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) which has a reasonable possibility of resulting in liability to the Company or one of its Subsidiaries in the amount of $1,000,000 or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

                     (d) of (i) any and all  enforcement, cleanup, removal
          or other governmental or regulatory actions instituted or threatened against the Company or any of its Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and
          (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause the property of the Company or any of its Subsidiaries or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws, if, individually or in the aggregate, the events or conditions described or the amount claimed in clauses
          (i), (ii) and (iii) could result in a Material Adverse Effect;

                     (e) of any of the following events if it could reasonably be expected to have a Material Adverse Effect:

                         (i)  an ERISA Event;

                         (ii) the adoption of any  Plan that is subject  to
                              Title IV of ERISA or Section 412 of the Code by any member of the Controlled Group; or

                         (iii) the adoption of any amendment to a Plan that is subject to Title IV of ERISA or
                                   Section 412 of the Code.

               Each notice under this Section 6.03(e) shall include a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and is then due and any notice delivered by a Governmental Authority to the Company or any member or its Controlled Group with respect to such event.

                     (f) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Company delivered to the Banks pursuant to subsection 6.01(a); and

                     (g) of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Company or any of its Subsidiaries.

                     Each  notice  pursuant  to   this  Section  shall   be
          accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, and stating what action the Company proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

               6.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each of its Subsidiaries to:

                     (a) except as permitted in Section 7.02, preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                     (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by
          Section 7.02;

                     (c) use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

                     (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect, provided, however, that the Company shall not be deemed to be in default under this Section 6.04 if a Subsidiary (other than a Material Subsidiary) fails to comply herewith so long as such failure is de minimis.

               6.05 Maintenance of Property. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, make all necessary repairs thereto and renewals and replacements thereof, and to keep such property free of any Hazardous Materials, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, except as permitted by Section 7.02. The Company shall use at least the standard of care typical in the industry in the operation of its facilities.

               6.06 Insurance. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance. Upon request of the Agent or any Bank, the Company shall furnish the Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its
          Subsidiaries in accordance with this Section 6.06 or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

               6.07 Payment of Obligations. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                     (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                     (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                     (c) all Indebtedness, as and when due and payable, but
          subject  to  any  subordination   provisions  contained  in   any
          instrument or agreement evidencing such Indebtedness;

          provided, however, that the Company and its Subsidiaries shall not be deemed to be in default under this Section 6.07 if failure to comply herewith would not result in a Material Adverse Effect.

               6.08 Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all material regulations and requirements of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

               6.09 Inspection of Property and Books and Records. The Company shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries. The Company shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when a Default exists, (i) the Agent or any Bank may do any of the foregoing at any time during normal business hours and without advance notice and (ii) such inspection, examination and meetings shall be at the Company's expense.

               6.10  Environmental Laws.

                     (a) The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws.

                     (b) Upon the written request of the Agent or any Bank, the Company shall submit to the Agent with sufficient copies for each Bank, at the Company's sole cost and expense, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 6.03(d).

               6.11 Use of Proceeds. The Company shall use the proceeds of the Loans and the Letters of Credit solely for working capital and other general lawful corporate purposes.

               6.12  Further Assurances.

                     (a) The Company shall ensure that all written information, exhibits and reports furnished to the Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

                     (b) Promptly upon request by the Agent or the Majority Banks, the Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge and deliver any and all such further acts, certificates, assurances and other instruments as the Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, and (ii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.

                                     ARTICLE VII
                                 NEGATIVE COVENANTS

               The Company hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

               7.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                     (a) any Lien created under any Loan Document;

                     (b) Liens for taxes, fees, assessments or other governmental charges or statutory obligations which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of Lien has been filed or recorded under the Code;

                     (c) Liens arising in the Ordinary Course of Business in connection with obligations that are not overdue or which are being contested in good faith and by appropriate proceedings, including, but not limited to Liens under bid, performance and other surety bonds, supersedeas and appeal bonds, Liens on advance or progress payments received from customers under contracts for the sale, lease or license of goods, software or services and upon the products being sold or licensed, in each case securing performance of the underlying contract or the repayment of such advances in the event final acceptance of performance under such contracts does not occur; and Liens upon funds collected temporarily from others pending payment or remittance on their behalf;

                     (d) Liens (other than any Lien imposed by ERISA) required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

                     (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                     (f) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the Ordinary Course of Business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property to the extent permitted under Section 7.04; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

                     (g) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution;

                     (h) any Lien on any asset existing at the time such asset is acquired by the Company or one of its Subsidiaries or is merged into or consolidated with the Company or one of its Subsidiaries and not created in contemplation of such event and any replacement Lien arising out of the extension, renewal or replacement of the related obligation secured by such Lien, so long as any such replacement Lien does not extend to property not covered by the Lien replaced or renewed; and

                     (i) any Lien (not otherwise permitted by this Section 7.01) securing an obligation of the Company or any Subsidiary if the aggregate amount of all such obligations secured by all such Liens does not exceed $75,000,000.

               7.02  Mergers, Consolidations and Dispositions of Assets.

                     (a) Except as provided in Section 7.02(b), the Company shall not, and shall not permit any of its Subsidiaries to: (i) sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of related transactions) any property or assets (including accounts and notes receivable, with or without recourse) (collectively, "transfer") to any Person except in the Ordinary Course of Business; (ii) transfer to any Person other than the Company or a Subsidiary any outstanding capital stock that has been issued by any Subsidiary; or (iii) consolidate with or merge into any other Person.

                     (b) Section 7.02(a) shall not apply to or restrict:

                         (i) the merger or consolidation of any Subsidiary into the Company, or with or into any other Subsidiaries, provided that if any such transaction is between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary is the continuing or surviving corporation;

                         (ii) the transfer by any Subsidiary of the Company
                              of any assets (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary of the Company;

                         (iii) transfers of real estate not used or useful in the business of the Company and its Subsidiaries, any bulk sale of inventory not representing a then current product line of the Company or its Subsidiaries, or any sale of property or assets used in connection with discontinued or abandoned product lines of the Company or its Subsidiaries;

                         (iv) the sale of equipment to the extent that such
                              equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                         (v) (i) the transfer of assets by the Company to any of its Subsidiaries in the Ordinary
                              Course of Business or to any of its Subsidiaries incorporated in a jurisdiction outside of the United States, if such transfer is a sale for fair market value and the consideration received by the Company is cash and (ii) the transfer of the business and assets of the Company's Computing Devices International division to a Subsidiary of the Company;

                         (vi) the transfer, merger or consolidation of  the
                              assets listed on Schedule 7.02;

                         (vii) any transfer of assets by the Company or any of its Subsidiaries to any Person in connection with a transaction permitted under Section 7.03; and

                        (viii) transfers of assets not otherwise permitted hereunder (whether by merger, consolidation or otherwise) occurring after the Closing Date which are made for fair  market value;  provided,  that
                                   (i) at the  time  of  any  transfer,  no
                                   Event of Default exists or would  result
                                   from   such   transfer   and    (ii) the
                                   aggregate net book value of all assets so transferred by the Company and its Subsidiaries together shall not exceed $35,000,000.

               7.03 Loans and Investments. The Company shall not and shall not permit any of its Subsidiaries to, (i) purchase or acquire or make any commitment to purchase or acquire any capital stock, equity interest, all or substantially all of the assets of, or any obligations or other securities of, or any interest in, any Person, or (ii) make any advance, loan, extension of credit or capital contribution to or any other investment in any Person including any Affiliate of the Company, except for:

                     (a) transactions of a type described in the preamble to this Section 7.03 which involve only the Company and its Subsidiaries existing on the Closing Date;

                     (b) transactions of a type described in the preamble to this Section 7.03 which are permitted under Section 7.02, and extensions of credit to purchasers of assets or property of the Company and its Subsidiaries to the extent such sales are permitted under Section 7.02;

                     (c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods, the performance of services or the licensing of software or other property in the Ordinary Course of Business;

                     (d) investments in Cash Equivalents and investment grade marketable securities;

                     (e) equity interests received directly or indirectly by the Company or any of its Subsidiaries for the transfer by the Company or such Subsidiary of assets to the extent such transfers are permitted under Section 7.02;

                     (f) Acquisitions  by  the  Company   or  any  of   its
          Subsidiaries to the extent the consideration provided by the Company or any such Subsidiary consists of capital stock of the Company if any such Acquisition is approved by the board of directors and/or shareholders, if appropriate, of the Person being so acquired or controlling the business or division being acquired;

                     (g) loans to or equity investments in any Person which was a Subsidiary of the Company at the time such loan or investment was made but which, as a result of transactions permitted under Section 7.02, is no longer a Subsidiary of the Company; and

                     (h) transactions described  in  the preamble  to  this
          Section 7.03 not otherwise permitted hereunder, provided that (i) the aggregate amount of cash and other assets (determined on a net book value basis) expended, advanced, transferred, invested or contributed by the Company and its Subsidiaries in connection with all such transactions (other than to the extent that reserves or liabilities have been established for such expenditures, advances, transfers, investments or contributions in the Company's consolidated financial statements as of the Closing Date) does not exceed $125,000,000; (ii) the cash portion of the amount expended, advanced, transferred, invested or contributed pursuant to clause (i) of this proviso does not exceed $100,000,000;  (iii)  not  more than  $50,000,000  in  the aggregate of the cash and other assets referred to in clause (i) of this proviso may be expended, advanced, transferred, invested or contributed to an entity which would be a Joint Venture after such transaction; and (iv) any such transaction which is an Acquisition is approved by the board of directors and/or shareholders, if appropriate, of the Person being so acquired or controlling the business or division being acquired.

               7.04 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                     (a) Indebtedness incurred pursuant to this  Agreement;
          and

                     (b) Other  Indebtedness   of  the   Company  and   its
          Subsidiaries in an aggregate amount not to exceed $75,000,000.

               7.05 Contingent Obligations. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

                     (a) Contingent Obligations incurred pursuant to this Agreement;

                     (b) endorsements for collection or deposit in the Ordinary Course of Business;

                     (c) any Contingent Obligations relating to letters of credit, bank guarantees or similar instruments incurred by Computing Devices Canada Ltd. in connection with the IRIS system contract dated April 18, 1991 and in connection with a contract dated as of January 3, 1994 with the Diesel Division of General Motors Canada Limited; and

                     (d) Contingent Obligations of the Company and its Subsidiaries in an aggregate amount not in excess of $40,000,000.

               7.06 Use of Proceeds. The Company shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the Loan  proceeds, directly  or indirectly,  (i) to purchase  or
          carry  Margin  Stock,  (ii) to  repay  or  otherwise   refinance
          indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

               7.07  Compliance with  ERISA.   The Company  shall not,  and
          shall not suffer or permit any of its Subsidiaries to: (i) terminate any Plan subject to Title IV of ERISA so as to result in liability to the Company or any ERISA Affiliate which could reasonably be expected to have a Material Adverse Effect, (ii) permit to exist any ERISA Event which is reasonably likely to result in liability to any member of the Controlled Group which could reasonably be expected to have a Material Adverse Effect,
          (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any Withdrawal Liabilities to the Company or any ERISA Affiliate which could reasonably be expected to have a Material Adverse Effect, or (iv) enter into any new Plan or amend any existing Plan if doing so is reasonably likely to result in any increase in liability to any member of the Controlled Group which could reasonably be expected to have a Material Adverse Effect and is neither required by law nor necessary to satisfy qualification requirements in the case of a Qualified Plan.

               7.08 Lease Obligations. The Company shall not permit the aggregate minimum non-cancelable payment commitments in respect of Operating Leases for the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP at the end of any fiscal year to exceed, for any subsequent fiscal year,

          $60,000,000 (exclusive of $16,000,000,  or such lesser amount  as
          may  be  reserved   in  the   Company's  consolidated   financial
          statements to pay such commitments).

               7.09 Restricted Payments. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that (a) so long as no Default or Event of Default under subsections 8.01(a), (e)(i), (f), (g) or
          (i) has occurred and is continuing the Company and any Wholly-Owned Subsidiary of the Company may:

                         (i) declare and make dividend payments or other distributions payable solely in its common stock;

                         (ii) purchase, redeem or otherwise acquire  shares
                              of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

                        (iii) declare  and  make  dividend  payments   with
                              respect to the Preferred Stock;

                         (iv) declare  or   pay  cash   dividends  to   its
                              stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash so long as (i) the aggregate amount paid by the Company and its Subsidiaries in respect of all such transactions does not exceed 25% of Consolidated Net Income in any fiscal quarter after the first fiscal quarter of 1993 and
                              (ii) after giving effect to such proposed action, no Default or Event of Default would exist. In the event that the aggregate amount paid pursuant to clause (i) in the preceding sentence is less than 25% of Consolidated Net Income during any fiscal quarter after the first fiscal quarter of 1993, the unexpended amount may be carried forward to subsequent fiscal quarters; and

                     (b) the restrictions set forth in this Section 7.09 shall not apply to any payment, distribution, purchase, redemption or prepayment by any Subsidiary of the Company to or in favor of the Company.

               7.10  Consolidated Net Worth.  The Company shall not  permit its Consolidated Net Worth at any time to be less than $105,000,000 plus (a) 75% of Consolidated Net Income (not to be reduced by Consolidated Net Losses) subsequent to December 31, 1993, plus (b) 100% of the net proceeds from the issuance of any capital stock by the Company after December 31, 1993 except stock issued to or in connection with employee and director benefit plans.

               7.11 EBIT. Commencing July 1, 1993, the Company shall not permit its EBIT to be less than $45,000,000 for the Company's most recently completed four fiscal quarters.

               7.12 Fixed Charge Coverage Ratio. On and after June 30, 1993, the Company shall not permit its ratio of (a) EBITDA, plus interest income, minus Capital Expenditures to (b) Consolidated Fixed Charges to be less than 2.25 to 1, all calculated for the preceding four fiscal quarters of the Company.

               7.13 Change in Business. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the Closing Date.

               7.14 Change in Structure. Except as expressly permitted under Sections 7.02, 7.03 and 7.09, the Company shall not and shall not permit Arbitron to, make any changes in its equity capital structure (including in the terms of its outstanding stock), or amend its certificate of incorporation in any material respect.

               7.15 Accounting Changes; Designation of Material Subsidiaries. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the fiscal year of the Company or of any of its consolidated Subsidiaries, nor shall the Company change the designation of a Material Subsidiary unless the stock or assets of such Subsidiary are disposed of as permitted hereunder.

               7.16 Contracts of Subsidiaries. The Company shall not permit any of its Subsidiaries (other than Computing Devices Canada Ltd. and Computing Devices Company Ltd. and its Subsidiaries) to enter into any contract restricting the ability of such Subsidiary to pay dividends to the Company.


                                    ARTICLE VIII
                                  EVENTS OF DEFAULT

               8.01  Event  of  Default.    Any  of  the  following   shall
          constitute an "Event of Default":

                     (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or any reimbursement obligation in respect of a Letter of Credit, or (ii) within 5 days after the same shall become due, any interest, fee or any other amount payable hereunder or pursuant to any other Loan Document; or

                     (b) Representation or Warranty. Any representation or warranty by the Company or any of its Subsidiaries made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any of its Subsidiaries, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                     (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Section
          6.03 or 6.09 or in Article VII; or the Company fails to perform or observe any term, covenant or agreement contained in Section
          6.01 or 6.02, and such default continues unremedied for a period of 10 days; or

                     (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default continues unremedied for a period of 20 days; or

                     (e) Cross-Default. The Company or any of its Subsidiaries (i) fails to make any required payment when due in respect of any Indebtedness or Contingent Obligation having a principal or face amount of $7,500,000 or more when due or any Rate Contract having a notional amount of $7,500,000 or more when due (whether at scheduled maturity or required prepayment or by acceleration, demand, or otherwise); or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                     (f) Insolvency; Voluntary Proceedings. The Company, Arbitron or any other Subsidiary of the Company (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; provided, however, that it shall not be an Event of Default under this subsection (f) if any Subsidiary of the Company to which this subsection applies (other than Arbitron) does not have annual revenues in excess of 1% of the consolidated revenues of the Company or net worth which constitutes more than 5% of the Consolidated Net Worth of the Company in the fiscal year immediately preceding the date this subsection first becomes applicable to such Subsidiary; or

                     (g) Involuntary  Proceedings.    (i) Any  involuntary
          Insolvency Proceeding is commenced or filed against the Company, or Arbitron or any other Subsidiary of the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any of its
          Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; provided, however, that it shall not be an Event of Default under this subsection (g) if any Subsidiary of the Company to which this subsection applies (other than Arbitron) does not have annual revenues in excess of 1% of the consolidated revenues of the Company or net worth which constitutes more than 5% of the Consolidated Net Worth of the Company in the fiscal year immediately preceding the date this subsection first becomes applicable to such Subsidiary; or

                     (h) ERISA. Any of the following events occurs which, individually or in the aggregate, could reasonably be expected to result in liability which has a Material Adverse Effect: (i) a member of the Controlled Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under a Multiemployer Plan unless the obligation to make such payment or the amount thereof is disputed in good faith by the Controlled Group member and such member is pursuing in a timely manner its legal right to object thereto; (ii) the Company or an ERISA

          Affiliate fails to  satisfy its  contribution requirements  under
          Section 412(c)(11) of the Code (without regard to Section 412(m)), whether or not it has sought a waiver under Section 412(d) of the Code; (iii) an ERISA Event involving the withdrawal by the Company or an ERISA Affiliate from a Plan with respect to which it is a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), imposing liability on the withdrawing employer for its proportionate share of that Plan's Unfunded Pension Liabilities; (iv) an ERISA Event involving the complete or partial withdrawal by the Company or an ERISA Affiliate from a Multiemployer Plan, imposing liability on the withdrawing employer for Withdrawal Liabilities and the amount of the required annual Withdrawal Liabilities payment materially exceeds the amount of contributions to the Multiemployer Plan by the withdrawing employer for the preceding calendar year or the average annual amount of such contributions for the five preceding calendar years, whichever is greater; (v) an ERISA Event not described in clause (iii) or (iv) with respect to a Plan or Plans, resulting in the imposition of liability on the Company or a Controlled Group member pursuant to Title IV of ERISA; (vi) a Plan that is intended to be qualified under Section 401(a) of the Code has been finally determined to have lost its qualification and all opportunity for appeal or correction has lapsed; (vii) any member of the Controlled Group has been finally determined to be liable for a tax under Code Section 4975 in connection with a non-exempt prohibited transaction and all opportunity for appeal has lapsed; (viii) a court of competent jurisdiction has found that the Company or a Controlled Group member is liable for damages in connection with a violation of
          Section 404, 405 or 406 of ERISA and all opportunity for appeal has lapsed; or (ix) any member of the Controlled Group is assessed a tax under Section 4980B of the Code unless the obligation to pay such tax or the amount thereof is disputed in good faith by the Controlled Group member and such member is pursuing in a timely manner its legal right to object thereto; or

                     (i) Monetary   Judgments.      One   or   more   final
          (non-interlocutory) judgments, orders or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

                     (j) Ownership. Any Person or group of Persons is the beneficial owner of 30 percent or more of the voting power of the Company for a period of 30 days or more. For purposes of this subsection (k), the terms "group" and "beneficial owner" shall have the meanings given to those terms in Section 13 of the Securities Exchange Act of 1934, as amended; or

                     (k) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in its Guaranty; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability of any Guaranty or denies that it has any further liability or obligation thereunder; or any event described in paragraphs (f) or (g) occurs with respect to any Guarantor; provided, however, that the merger of any Guarantor into the Company shall not create a default under this paragraph (k).

               8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                     (a) declare the Commitment of each Bank to make Loans and purchase participations in Letters of Credit and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon such Commitments shall forthwith be terminated;

                     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                     (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

          provided, however, that upon the occurrence of any event specified in paragraph (f) or (g) of Section 8.01 above (in the case of clause (i) of paragraph (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and purchase participations in Letters of Credit and of the Issuing Bank to issue Letters of Credit shall automatically terminate without notice to the Company and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank and without notice to the Company. If at the time an Event of Default occurs, Letters of Credit are issued and unexpired, the Company shall deposit with the Agent cash in an amount equal to the Stated Amount of all Letters of Credit.

               8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


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                                     ARTICLE IX
                                      THE AGENT

               9.01 Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

               9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

               9.03  Liability of Agent.  None of the Agent-Related Persons
          shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

               9.04  Reliance by Agent.

                     (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                     (b) For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or the Bank shall not have made available to the Agent the Bank's ratable portion of such Borrowing.

               9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

               9.06 Credit Decision. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

               9.07  Indemnification.   Whether  or  not  the  transactions
          contemplated hereby shall be consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the related Agent) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs)
          incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks in this Section shall survive the payment of all Obligations hereunder.

               9.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include BofA in its individual capacity.

               9.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent shall resign as Agent under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

               9.10 Collateral Matters. The Banks irrevocably authorize the Agent, effective on the Closing Date, to release any Lien granted to or held by the Agent upon any Collateral under (and as defined in) the Existing Credit Agreement.

                                      ARTICLE X
                                    MISCELLANEOUS

               10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks, the Company and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, the Company and acknowledged by the Agent, do any of the following:

                     (a) increase or extend the Commitment of any Bank  (or
          reinstate  any  Commitment  terminated  pursuant  to   subsection
          8.02(a)) or subject any Bank to any additional obligations;

                     (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any Loan Document;

                     (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

                     (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

                     (e) amend this Section 10.01 or Section 2.18; or

                     (f) discharge any Guarantor except as otherwise may be provided in this Agreement or except where the consent of the Majority Banks only is specifically provided for;

          and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

               10.02 Notices.

                     (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile
          (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                     (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next day) delivery, or transmitted by facsimile machine, respectively, or if delivered, upon delivery, except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

                     (c) The Company acknowledges and agrees that any agreement of the Agent and the Banks in Article II herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

               10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

               10.04 Costs and Expenses. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

                     (a) pay or reimburse BofA (including in its capacity as Agent) within twenty Business Days after demand (subject to subsection 4.01(i)) for all costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto;

                     (b) pay or reimburse each Bank and the Agent within twenty Business Days after demand (subject to subsection 4.01(f)) for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Agent and any Bank; and

                     (c) pay or reimburse BofA (including in its capacity as Agent) within twenty Business Days after demand (subject to subsection 4.01(i)) for all audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

               10.05 Indemnity.     Whether   or   not   the   transactions
          contemplated hereby shall be consummated:

                     (a) General Indemnity. The Company shall pay, defend, indemnify, and hold each Bank, the Agent, the Arranger and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including cleanup costs and engineering consulting costs in respect of Environmental Claims and Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding, Environmental Claim proceedings or appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

                     (b) Survival;  Defense.    The  obligations  in   this
          Section 10.05 shall survive payment and cancellation of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company; provided, however, that the Company shall only be obligated to hire one counsel to represent all of the Banks unless any Bank advises the Company that its legal counsel has advised it that its interest is materially different from that of the other Banks and it would not be adequately represented without its own separate counsel, in which case the Company shall hire separate counsel for such Bank, satisfactory to such Bank. All amounts owing under this Section 10.05 shall be paid within 30 days after demand.

               10.06 Marshalling; Payments Set Aside. Neither the Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Agent or the Banks, or the Agent or the Banks enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

               10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

               10.08 Assignments, Participations, etc.

                     (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and of the Agent and the Issuing Bank, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that (i) the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee;
          (B) such Bank and its Assignee shall have delivered to the Company and the Agent an assignment and acceptance agreement in form and substance satisfactory to the Agent, together with any Notes subject to such assignment and (C) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $2,500. The consent of the Company to any such assignment shall not be unreasonably withheld.

                     (b) From and after the date that the Agent notifies the assignor Bank that it has received an executed assignment and acceptance and payment of the above-referenced processing fee,
          (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such assignment and acceptance agreement, relinquish its rights and be released from its obligations under the Loan Documents.

                     (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed assignment and acceptance agreement and payment of the processing fee, the Company shall execute and deliver to the Agent upon receipt of the old Notes owned by the Bank assigning all or a portion of its Commitment, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Revolving Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the assignment and acceptance agreement, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                     (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in clauses (a), (b) and (c) in the first proviso to Section
          10.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                     (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Company and provided to it by the Company or any Subsidiary of the Company, or by the Agent on such Company's or Subsidiary's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non -confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided further, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; and (D) to such Bank's independent auditors and other professional advisors. Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Company or its Subsidiaries which has been delivered to Agent or the Banks pursuant to this Agreement or which has been delivered to the Agent or the Banks by the Company in connection with the Banks' credit evaluation of the Company prior to entering into this Agreement; provided that, unless otherwise agreed by the Company, such Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

                     (f) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by the Company to or for the account of the assigning or pledging Bank in accordance with the terms of this Agreement shall satisfy the Company's obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

               10.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.09 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

               10.10 Automatic Debits of Fees. With respect to any fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent or BofA under the Credit Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 10.10 shall be deemed a setoff.

               10.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Offshore Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

               10.12 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

               10.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

               10.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

               10.15 Time.   Time is  of the  essence as  to each  term  or
          provision of this Agreement and each of the other Loan Documents.

               10.16 Governing Law and Jurisdiction.

                     (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE

          NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

               10.17 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF
          ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

               10.18 Entire Agreement.  This  Agreement, together with  the
          other  Loan  Documents,   embodies  the   entire  agreement   and
          understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the letter agreement between the Agent, the Arranger and the Company described in subsection 2.14(a).

               10.19 Interpretation. This Agreement is the result of negotiations between and has been reviewed by counsel to the Agent, the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in the preparation of such documents and agreements.

               10.20 Term of Agreement. This Agreement shall not terminate until all Obligations (other than inchoate obligations under Article III and Section 10.05 which survive the termination of this Agreement) have been paid to the Agent and the Banks, even though the Termination Date may have occurred.

               10.21 Foreign Currency Conversion.   If for  the purpose  of
          (a) determining the amount owed to an Issuing Bank in respect of payments made under a Letter of Credit or (b) obtaining judgment in any court, it is necessary to convert a sum due hereunder in another currency into U.S. Dollars, the Company agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such other currency with U.S. Dollars at San Francisco, California on the Business Day preceding that on which the reimbursement amount in respect of the Letter of Credit is due or final judgment is given.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       CERIDIAN CORPORATION


                                       By: John Grierson
                                       Title: Vice President and Treasurer

                                       Address for notices:

                                       8100 34th Avenue South
                                       Minneapolis, Minnesota 55425
                                       Attention:  Treasury Department
                                       Facsimile:  (612) 853-3932
                                       Telephone:  (612) 853-5265


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION,
                                       as Agent


                                       By: Matthew Gabel
                                       Title: Vice President

                                       Address for notices:

                                       1455 Market Street, 12th Floor
                                       San Francisco, California 94103
                                       Attn:  Global Agency #5596
                                       Facsimile:  (415) 622-4894
                                       Telephone:  (415) 953-4370

                                       Address for payment:

                                       Bank of America NT&SA
                                       ABA No. 121-000-358
                                       Attn:  Global Agency No. 5596
                                       Credit to Account No. 12339-15086
                                       Ref:  Ceridian Corporation


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as a Bank


                                       By: Patricia DelGrande
                                       Title: Vice President


                                       LENDING OFFICES

                                       For Base Rate Loans:

                                       1850 Gateway Boulevard
                                       Concord, California 94520
                                        Attention:  Peggy Sanders
                                       Facsimile:  (510) 675-7531
                                       Telephone:  (510) 675-7732

                                       For Offshore Rate Loans:

                                       1850 Gateway Boulevard
                                       Concord, California 94520
                                        Attention:  Peggy Sanders
                                       Facsimile:  (510) 675-7531
                                       Telephone:  (510) 675-7732

                                       Address for notices:

                                       1850 Gateway Boulevard
                                       Concord, California  94520
                                        Attention:        Peggy     Sanders
                                       Facsimile:  (510) 675-7531
                                       Telephone:  (510) 675-7732

                                       With a copy to:

                                       200 West Adams Street
                                       Chicago, Illinois  60606
                                       Attn: Patricia P. DelGrande
                                       Facsimile:  (312) 641-2350
                                       Telephone:  (312) 269-4667


                                       THE BANK OF NEW YORK


                                       By: Carol L. Flaton
                                       Title: Assistant Vice President


                                       LENDING OFFICES

                                       For Base Rate Loans and Non-Letter
                                       of Credit Fees:

                                       101 Barclay Street
                                       New York, New York 10007
                                       Attention:  Commercial Loan
                                                   Servicing Department
                                       Facsimile:  (212) 635-1208
                                       Telephone:  (212) 635-6691

                                       For Offshore Rate Loans:

                                       101 Barclay Street
                                       New York, New York 10007
                                       Attention:  Eurodollar/Cayman
                                                   Funding Area
                                       Facsimile:  (212) 635-1208
                                       Telephone:  (212) 635-6691

                                       For Letters of Credit:

                                       101 Barclay Street
                                       New York, New York 10007
                                       Attention:  Trade Services Dept.
                                       Facsimile:  (212) 635-1208
                                       Telephone:  (212) 635-6691

                                       Address for notices:

                                       One Wall Street
                                       19th Floor
                                       New York, New York 10286
                                       Attention:  Yvonne Forbes
                                       Facsimile:  (212) 635-1208
                                       Telephone:  (212) 635-6691


                                       MORGAN  GUARANTY  TRUST  COMPANY  OF
                                       NEW YORK


                                       By: Kit C. Wong
                                       Title: Associate

                                       LENDING OFFICES

                                       For Base Rate Loans:

                                       Morgan                    Christiana
                                       500 Stanton Christiana Road
                                       Newark, Delaware 19713
                                        Attention:  Lou Morano/Antoniette
                                                    Wilson
                                       Facsimile:  (302) 634-1094
                                       Telephone:  (302) 634-1800

                                       For Offshore Rate Loans:

                                       Morgan Christiana
                                       500 Stanton Christiana Road
                                       Newark, Delaware 19713
                                       Attention:  Lou Morano/Antoniette
                                                    Wilson
                                       Facsimile:  (302) 634-1094
                                       Telephone:  (302) 634-1800

                                       Addresses for notices:

                                        60 Wall Street
                                       New York, New York 10260-0060
                                       Attention:  Kit Wong
                                        Facsimile:  (212) 648-5336
                                       Telephone:  (212) 648-7340

                                       CHEMICAL BANK


                                       By: Edmond P. DeForest
                                       Title: Vice President

                                       LENDING OFFICES

                                       For Base Rate Loans:

                                       270 Park Avenue
                                       New York, New York 10017
                                       Attention:  Miranda Chin/Loan
                                                    Products
                                       Facsimile:  (212) 818-1456
                                       Telephone:  (212) 270-4994

                                       For Offshore Rate Loans:

                                       270 Park Avenue
                                       New York, New York 10017
                                       Attention:  Miranda Chin/Loan
                                                    Products
                                       Facsimile:  (212) 818-1456
                                       Telephone:  (212) 270-4994

                                       Address for notices:

                                       270 Park Avenue
                                       New York, New York 10017
                                       Attention:  Miranda Chin/Loan
                                                    Products
                                       Facsimile:  (212) 818-1456
                                       Telephone:  (212) 270-4994

                                       FIRST BANK NATIONAL ASSOCIATION


                                       By: Todd W. Nelson
                                       Title: Vice President

                                       LENDING OFFICES

                                       For Base Rate Loans:

                                       601 2nd Avenue South
                                       Minneapolis, Minnesota 55402-4302
                                       Attention:  Karen Johnson
                                       Facsimile:  (612) 973-0824
                                       Telephone:  (612) 973-0546

                                       For Offshore Rate Loans:

                                       601 2nd Avenue South
                                       Minneapolis, Minnesota 55402-4302
                                       Attention:  Karen Johnson
                                       Facsimile:  (612) 973-0824
                                       Telephone:  (612) 973-0546

                                       Address for notices:

                                       First Bank Place
                                       601 2nd Avenue, South
                                       Minneapolis, Minnesota 55402-4302
                                       Attention:  Todd W. Nelson
                                       Facsimile:  (612) 973-0824
                                       Telephone:  (612) 973-0550

          BankAmerica International is a party to this Agreement solely as an Issuing Bank with respect to Letters of Credit. BankAmerica International shall have no commitment to make Loans, to hold or purchase a participation in any Letter of Credit, or to issue any additional Letters of Credit hereunder. Notwithstanding the foregoing, BankAmerica International shall be a "Bank", under the provisions of this Agreement, with a Commitment Percentage of zero percent (0%).

                                       BANKAMERICA INTERNATIONAL



                                       By: Dennis Dubois
                                       Title: Vice President

                                       Address for payment:
                                       200 West Adams
                                       Suite 2700
                                       Chicago, Illinois 60606
                                       Attention:  Dennis Dubois
                                       Facsimile:  (312) 641-0962
                                        Telephone:  (312) 269-4604

                                       Address for notices:
                                       200 West Adams
                                       Suite 2700
                                       Chicago, Illinois 60606
                                       Attention:  Dennis Dubois
                                       Facsimile:  (312) 641-0962
                                        Telephone:  (312) 269-4604

                        C O N S E N T  O F  G U A R A N T O R


                The undersigned Guarantor hereby consents and agrees to the terms and provisions of the foregoing Amended and Restated Credit Agreement. Nothing express or implied in the foregoing Amended and Restated Credit Agreement, or any other document contemplated thereby, shall be construed as a release or other discharge of the undersigned from any of its obligations and liabilities as a "Guarantor" under the Existing Credit Agreement. The Guaranty dated as of June 30, 1993 executed and delivered by the undersigned under the Existing Credit Agreement is hereby ratified and confirmed for all purposes as a "Guaranty" under the foregoing Amended and Restated Credit Agreement.


                                       THE ARBITRON COMPANY

                                       By: John Grierson
                                       Title:  Treasurer


          94cragmt